AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                     FIRST FEDERAL FINANCIAL SERVICES, MHC,
                     FIRST FEDERAL FINANCIAL SERVICES, INC.,
                       FIRST CLOVER LEAF FINANCIAL CORP.,
            FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE
                                       AND
                         CLOVER LEAF FINANCIAL CORP. AND
                                CLOVER LEAF BANK



                                FEBRUARY 3, 2006

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS.................................................1
         1.1.     Certain Definitions.........................................1
ARTICLE II THE MERGER.........................................................9
         2.1.     Merger......................................................9
         2.2.     Effective Time.............................................9
         2.3.     Articles of Incorporation and Bylaws........................9
         2.4.     Directors and Officers of Surviving Corporation............10
         2.5.     Additional Directors of First Clover Leaf Financial and
                  First Federal..............................................10
         2.6.     Effects of the Merger......................................10
         2.7.     Tax Consequences...........................................10
         2.8.     Possible Alternative Structures............................11
         2.9.     The Conversion.............................................11
         2.10.    Additional Actions.........................................11
ARTICLE III CONVERSION OF SHARES.............................................12
         3.1.     Conversion of CLFC Common Stock; Merger Consideration......12
         3.2.     Election Procedures........................................13
         3.3.     Procedures for Exchange of CLFC Common Stock...............16
         3.4.     Reservation of Shares......................................18
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CLFC............................19
         4.1.     Organization...............................................19
         4.2.     Capitalization.............................................20
         4.3.     Authority; No Violation....................................20
         4.4.     Consents...................................................21
         4.5.     Financial Statements and Regulatory Reports................21
         4.6.     Taxes......................................................22
         4.7.     No Material Adverse Effect.................................23
         4.8.     Material Contracts; Leases; Defaults.......................23
         4.9.     Ownership of Property; Insurance Coverage..................24
         4.10.    Legal Proceedings..........................................25
         4.11.    Compliance With Applicable Law.............................25
         4.12.    Employee Benefit Plans.....................................26
         4.13.    Brokers, Finders and Financial Advisors....................29
         4.14.    Environmental Matters......................................29
         4.15.    Loan Portfolio.............................................30
         4.16.    Related Party Transactions.................................32
         4.17.    Schedule of Termination Benefits...........................32
         4.18.    Deposits...................................................32
         4.19.    Antitakeover Provisions Inapplicable; Required Vote of
                  Shareholders...............................................32
         4.20.    Registration Obligations...................................33
         4.21.    Risk Management Instruments................................33
         4.22.    Fairness Opinion...........................................33
         4.23.    Trust Accounts.............................................33
ARTICLE V REPRESENTATIONS AND WARRANTIES OF FIRST
          FEDERAL FINANCIAL..................................................33
         5.1.     Organization...............................................34

                                      (i)

         5.2.     Capitalization.............................................34
         5.3.     Authority; No Violation....................................35
         5.4.     Consents...................................................36
         5.5.     Financial Statements and Regulatory Reports................36
         5.6.     Taxes......................................................37
         5.7.     No Material Adverse Effect.................................38
         5.8.     Ownership of Property; Insurance Coverage..................38
         5.9.     Legal Proceedings..........................................39
         5.10.    Compliance With Applicable Law.............................39
         5.11.    Employee Benefit Plans.....................................40
         5.12.    Environmental Matters......................................42
         5.13.    Loan Portfolio.............................................44
         5.14.    Securities Documents.......................................44
         5.15.    Deposits...................................................45
         5.16.    Risk Management Instruments................................45
         5.17.    Brokers, Finders and Financial Advisors....................45
         5.18.    Required Vote of Shareholders..............................45
         5.19.    Related Party Transaction..................................45
ARTICLE VI COVENANTS OF CLFC.................................................46
         6.1.     Conduct of Business........................................46
         6.2.     Current Information........................................49
         6.3.     Access to Properties and Records...........................49
         6.4.     Financial and Other Statements.............................50
         6.5.     Maintenance of Insurance...................................51
         6.6.     Disclosure Supplements.....................................51
         6.7.     Consents and Approvals of Third Parties....................51
         6.8.     All Reasonable Efforts.....................................51
         6.9.     Failure to Fulfill Conditions..............................51
         6.10.    No Solicitation............................................51
         6.11.    Reserves and Merger-Related Costs..........................52
         6.12.    Board of Directors and Committee Meetings..................53
         6.13.    Prohibition on Solicitation of Employees...................53
ARTICLE VII COVENANTS OF FIRST FEDERAL FINANCIAL.............................53
         7.1.     Conduct of Business........................................53
         7.2.     Current Information........................................54
         7.3.     Financial and Other Statements.............................55
         7.4.     Disclosure Supplements.....................................55
         7.5.     Consents and Approvals of Third Parties....................55
         7.6.     All Reasonable Efforts.....................................55
         7.7.     Failure to Fulfill Conditions..............................56
         7.8.     Employee Benefits..........................................56
         7.9.     Directors and Officers Indemnification and Insurance.......57
         7.10.    Stock Listing..............................................59
         7.11.    Maintenance of Insurance...................................59
         7.12.    Access to Properties and Records...........................59
         7.13.    Prohibition on Solicitation of Employees...................60


                                      (ii)

ARTICLE VIII REGULATORY AND OTHER MATTERS....................................60
         8.1.     CLFC and First Federal Financial Shareholder Meetings......60
         8.2.     Proxy Statement-Prospectus.................................61
         8.3.     The Mutual Holding Company Conversion from Mutual to
                  Stock Form.................................................62
         8.4.     Regulatory Approvals.......................................64
         8.5.     Affiliates.................................................64
ARTICLE IX CLOSING CONDITIONS................................................65
         9.1.     Conditions to Each Party's Obligations under this
                  Agreement..................................................65
         9.2.     Conditions to the Obligations of First Federal Financial
                  under this Agreement.                                      66
         9.3.     Conditions to the Obligations of CLFC under this
                  Agreement..................................................68
ARTICLE X THE CLOSING........................................................69
         10.1.    Time and Place.............................................69
         10.2.    Deliveries at the Pre-Closing and the Closing..............69
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER.................................69
         11.1.    Termination................................................69
         11.2.    Effect of Termination......................................71
         11.3.    Amendment, Extension and Waiver............................72
ARTICLE XII MISCELLANEOUS....................................................72
         12.1.    Confidentiality............................................72
         12.2.    Public Announcements.......................................73
         12.3.    Survival...................................................73
         12.4.    Notices....................................................73
         12.5.    Parties in Interest........................................74
         12.6.    Complete Agreement.........................................74
         12.7.    Counterparts...............................................75
         12.8.    Severability...............................................75
         12.9.    Governing Law..............................................75
         12.10.   Interpretation.............................................75
         12.11.   Specific Performance.......................................75

Exhibit A       Form of Voting Agreement
Exhibit B       Affiliates Agreement
Exhibit C       Matters to be Covered in Opinion of Counsel to be Delivered to
                First Clover Leaf Financial
Exhibit D       Matters to be Covered in Opinion of Counsel to be Delivered to
                CLFC

                                     (iii)

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is dated as of February 3, 2006, by and between FIRST FEDERAL FINANCIAL SERVICES, MHC, a federal mutual holding company (the "Mutual Holding Company"), its majority-owned subsidiary, FIRST FEDERAL FINANCIAL SERVICES, INC., a federal corporation ("First Federal Financial"), FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE, a stock savings association ("First Federal"), FIRST CLOVER LEAF FINANCIAL CORP., a Maryland corporation in formation ("First Clover Leaf Financial") and CLOVER LEAF FINANCIAL CORP., a Delaware corporation ("CLFC"), and its wholly owned subsidiary, CLOVER LEAF BANK, an Illinois state bank ("CLB").

     WHEREAS, the Board of Directors of each of the parties has approved this Agreement and (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of the respective parties, and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with their respective business strategies;

     WHEREAS, in connection with the transactions described in this Agreement, it is intended that the Mutual Holding Company will convert from the mutual form of organization to the capital stock form of organization, and that in connection with such Conversion First Clover Leaf Financial will conduct a subscription offering of its common stock, and if necessary a community and/or syndicated community offering, and an exchange offering to the existing public shareholders of First Federal Financial; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                              CERTAIN DEFINITIONS

     1.1. Certain Definitions.

     As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

     "Adjusted Maximum of the Appraised Value Range" means a consolidated pro forma market value of First Clover Leaf Financial upon consummation of the Conversion but prior to consummation of the Merger that is 15% higher than the maximum of the Appraised Value Range.

     "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Agreement" means this agreement, and any amendment or supplement hereto.

     "Applications" means the applications for regulatory approval that are required by the transactions contemplated hereby.

     "Appraised Value Range" means the range of the estimated consolidated pro forma market value of First Clover Leaf Financial upon consummation of the Conversion but prior to consummation of the Merger, which pro forma market value shall also be equal to the estimated pro forma market value of the shares of First Clover Leaf Financial Common Stock to be issued in the Exchange Offering and to be sold to eligible participants in the Conversion, as determined by the Independent Valuation.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bank Merger" shall mean the merger of CLB with and into First Federal, with First Federal as the surviving institution, which merger shall occur following the Merger.

     "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the FDIC, the OTS, the DFPR, and the FRB, which regulates First Federal or CLB, or any of their respective holding companies or subsidiaries, as the case may be.

     "BIF" shall mean the Bank Insurance Fund as administered by the FDIC.

     "CLB" shall mean Clover Leaf Bank, an Illinois state bank, with its principal offices located at 6814 Goshen Road, Edwardsville, Illinois 62025, which is a wholly owned subsidiary of CLFC.

     "CLFC" shall mean Clover Leaf Financial Corp., a Delaware corporation, with its principal offices located at 6814 Goshen Road, Edwardsville, Illinois 62025.

     "CLFC Common Stock" shall mean the common stock, par value $0.10 per share, of CLFC.

     "CLFC  Compensation  and Benefit Plans" shall have the meaning set forth in
Section 4.12.1.

     "CLFC DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by CLFC to First Federal Financial specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters described therein.

     "CLFC Employee Plan(s)" shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of CLFC or any CLFC Subsidiary, whether written or oral.

     "CLFC Financial Statements" shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of CLFC as of December 31, 2004 and 2003 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of CLFC for each of the three years ended December 31, 2004, 2003 and 2002, and (ii) the unaudited interim consolidated financial statements of CLFC as of the end of each calendar quarter following December 31, 2004 and for the periods then ended.

     "CLFC Regulatory Reports" means the Call Reports of CLB and accompanying schedules, as filed with the FDIC and DFPR, for each calendar quarter beginning with the quarter ended March 31, 2004, through the Closing Date, and all Reports filed with the FRB by CLFC from December 31, 2004 through the Closing Date.

     "CLFC Shareholders Meeting" means the meeting of shareholders of CLFC to be held for the purpose of considering and approving this Agreement and the Merger.

     "CLFC Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by CLFC or CLB, except any corporation the stock of which is held in the ordinary course of the lending activities of CLB.

     "Certificate"  shall mean  certificates  evidencing  shares of CLFC  Common
Stock.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreements" shall mean the confidentiality agreements referred to in Section 12.1.

     "Conversion" shall mean the conversion from mutual to stock form of the Mutual Holding Company, pursuant to the Plan of Conversion adopted by the Mutual Holding Company.

     "Conversion Offering" shall mean the offering, in connection with the Conversion, of shares of First Clover Leaf Financial Common Stock in a subscription offering and, if necessary, a community offering and/or a syndicated community offering.

     "Conversion  Price Per Share"  shall have the  meaning set forth in Section
2.9.

     "Conversion Prospectus" shall mean a prospectus issued by First Clover Leaf Financial in connection with the Offering, that meets all of the requirements of the Securities Act, applicable state securities laws and banking laws and regulations. The Conversion Prospectus may be combined with (i) the Proxy

Statement-Prospectus delivered to shareholders of CLFC in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the First Clover Leaf Financial Common Stock to them as Merger Consideration, and (ii) the proxy statement delivered to First Federal Financial shareholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

     "Conversion Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of First Clover Leaf Financial Common Stock to be offered and issued in connection with the Offering. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of First Clover Leaf Financial Common Stock to be offered and issued in connection with the Offering and to be offered to holders of CLFC Common Stock in connection with the Merger.

     "DFPR" shall mean the Illinois Department of Financial and Professional Regulation.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Depositor(s)" shall mean a former or current depositor of First Federal that under the Plan of Conversion is given, as indicated by the context, the opportunity to purchase First Clover Leaf Financial Common Stock in the Conversion or the opportunity to vote on the Plan of Conversion.

     "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

     "Dissenting Shareholder" shall have the meaning set forth in Section 3.1.4.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 as the effective time of the Merger.

     "Environmental Laws" means any Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean a bank or trust company or other agent designated by First Federal Financial, and reasonably acceptable to CLFC, which shall act as agent for First Clover Leaf Financial in connection with the exchange procedures for converting Certificates into the Merger Consideration.

     "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

     "Exchange Offering" shall mean the offer and issuance of First Clover Leaf Financial Common Stock, in connection with the Conversion, to the existing public shareholders of First Federal Financial.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" shall mean the Federal Home Loan Bank of Chicago.

     "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "First Clover Leaf Financial" shall mean First Clover Leaf Financial Corp., a Maryland corporation with its principal executive offices located at 300 St. Louis Street, Edwardsville, Illinois 62025, which was organized in connection with the Conversion and which will be the successor to First Federal Financial.

     "First Clover Leaf Financial Common Stock" shall mean the common stock, par value $.10 per share, of First Clover Leaf Financial that will be issued in the Offering and the Merger.

     "First Federal" shall mean First Federal Savings & Loan Association of Edwardsville, a Federally chartered stock savings association, with its principal offices located at 300 St. Louis Street, Edwardsville, Illinois 62025, which is a wholly owned subsidiary of First Federal Financial.

     "First Federal Financial" shall mean First Federal Financial Services, Inc., a federal corporation, with its principal executive offices located at 300 St. Louis Street, Edwardsville, Illinois 62025.

     "First Federal Financial Common Stock" shall mean the common stock, par value $.10 per share, of First Federal Financial.

     "First Federal Financial Disclosure Schedule" shall mean a written disclosure schedule delivered by First Federal Financial to CLFC specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

     "First Federal Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of First Federal Financial as of December 31, 2004 and 2003 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of First Federal Financial for each of the three years ended December 31, 2004, 2003 and 2002, as set forth in First Federal Financial's annual report for the year ended December 31, 2004, and (ii) the unaudited interim consolidated financial statements of First Federal Financial as of the end of each quarter following December 31, 2004, and for the periods then ended, as filed by First Federal Financial in its Securities Documents.

     "First Federal Financial Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by First Federal Financial, First Federal or any Affiliate, except any corporation the stock of which is held in the ordinary course of the lending activities of First Federal.

     "First  Federal  Financial  Regulatory  Reports"  means the Call Reports of
First Federal and accompanying schedules, as filed with the FDIC and OTS, for each calendar quarter beginning with the quarter ended March 31, 2004, through the Closing Date, and all Reports filed with the OTS by First Federal Financial from December 31, 2004 through the Closing Date.

     "GAAP" shall mean Generally Accepted Accounting Principles, consistently applied and as in effect from time to time in the United States of America.

     "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "HOLA" shall mean the Home Owners' Loan Act, as amended.

     "Independent Valuation" shall mean the appraised pro forma market value of the First Clover Leaf Financial Common Stock issued in the Conversion, and any updates, as determined by an independent valuation.

     "IRS" shall mean the United States Internal Revenue Service.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or should have been known after inquiry reasonable in the circumstances, by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by that Person.

     "MGCL" shall mean the Maryland General Corporation Law.

     "Material Adverse Effect" shall mean, with respect to First Federal Financial or CLFC, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of First Federal Financial and its Subsidiaries taken as a whole, or CLFC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either CLFC, on the one hand, or First Federal Financial, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) the direct effects of compliance with this Agreement on the operating performance of the parties including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement and (e) any change in the value of the securities portfolio of First Federal Financial or CLFC, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

     "Member" shall mean a member of the Mutual Holding Company pursuant to its Charter or bylaws.

     "Merger" shall mean the merger of CLFC with and into First Clover Leaf Financial (or a subsidiary thereof) pursuant to the terms hereof.

     "Merger Consideration" shall mean the cash or First Clover Leaf Financial Common Stock, or combination thereof, to be paid by First Clover Leaf Financial for each share of CLFC Common Stock, as set forth in Section 3.1.

     "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of First Clover Leaf Financial Common Stock to be offered to holders of CLFC Common Stock in connection with the Merger. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of First Clover Leaf Financial Common Stock to be offered and sold in connection with the Offering and to be offered to holders of CLFC Common Stock in connection with the Merger.

     "Mixed Election" shall have the meaning set forth in Section 3.2.2.

     "Mutual Holding Company" shall mean First Federal Financial Services, MHC, a Federally chartered mutual holding company that owns a majority of the First Federal Financial Common Stock.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Non-Election Shares" shall have the meaning set forth in Section 3.2.1.

     "Offering" shall mean the Conversion Offering and the Exchange Offering.

     "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" shall have the meaning set forth in Section 4.12.2.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, trust or "group" (as that term is defined under the Exchange Act).

     "Plan of Conversion" shall mean the Plan of Conversion and Reorganization pursuant to which the Mutual Holding Company will convert from the mutual form of organization to the capital stock form of organization.

     "Pre-Closing" shall have the meaning set forth in Section 10.1.

     "Pre-Closing Date" shall be the date on which the Pre-Closing occurs.

     "Proxy Statement-Prospectus" shall mean the proxy statement/prospectus, as amended or supplemented, to be delivered to shareholders of CLFC in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the First Clover Leaf Financial Common Stock to them as Merger Consideration. The Proxy Statement-Prospectus may be combined with (i) the Conversion Prospectus delivered to offerees in the Conversion Offering and Exchange Offering, and (ii) the proxy statement delivered to First Federal Financial shareholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

     "Regulatory Agreement" shall have the meaning set forth in Section 4.11.3.

     "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments that obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

     "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Stock Exchange" shall mean the Nasdaq Capital Market.

     "Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Termination Date" shall mean January 31, 2007.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

     2.1. Merger.

     As promptly as practicable following the satisfaction or waiver of the conditions to each party's respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time: (a) CLFC shall merge with and into First Clover Leaf Financial, or a to-be-formed subsidiary of First Clover Leaf Financial, with First Clover Leaf Financial (or the subsidiary) as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of CLFC shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of CLFC shall be vested in and assumed by First Clover Leaf Financial. As part of the Merger, each share of CLFC Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III. Immediately after the Merger, CLB shall merge with and into First Federal, with First Federal as the resulting institution under the name "First Clover Leaf Bank," which name shall be effective at the time of the consummation of the Bank Merger.

     2.2. Effective Time.

     The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State in accordance with Section 252 of the DGCL, and the filing of articles of merger with the Maryland Department of Assessments and Taxation in accordance with Section 3-107 of the MGCL, on the day of the closing (the "Closing Date") provided for in Article X (the "Closing"). The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State and the articles of merger are accepted for record by the Maryland Department of Assessments and Taxation, or such later time as may be set forth in the certificate of merger and the articles of merger, not to exceed 30 days after the articles of merger are accepted for record by the Maryland Department of Assessments and Taxation. The Closing of the Merger shall immediately follow the closing of the Offering.

     2.3. Articles of Incorporation and Bylaws.

     The Articles of Incorporation and Bylaws of First Clover Leaf Financial as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein and by applicable law.

     2.4. Directors and Officers of Surviving Corporation.

     Except as provided in Section 2.5, the directors of First Clover Leaf Financial immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of First Clover Leaf Financial immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     2.5. Additional Directors of First Clover Leaf Financial and First Federal.

     Each of the eight (8) directors of First Federal Financial and First Federal immediately prior to the Effective Time shall continue as directors of First Clover Leaf Financial and First Federal immediately after the Effective Time. Prior to or at the Effective Time, the Boards of Directors of First Clover Leaf Financial and First Federal shall increase the number of their directors by three (3) and seven (7) directors, respectively, such that the total number of directors on the board of First Clover Leaf Financial shall be eleven (11) and the total number of directors on the board of First Federal shall be fifteen
(15). At least thirty (30) days prior to the Effective Time, CLB shall identify three (3) of its current board members to fill the newly created positions on the board of First Clover Leaf Financial and at the Effective Time, the board of First Clover Leaf Financial shall elect such persons to fill the vacancies created by the increase in the number of directors on its Board of Directors. Additionally, at the Effective Time, the board of First Federal shall elect each of the seven (7) persons who are directors of CLB on the date hereof and thereof to serve on the Board of First Federal. After the Effective Time, as First Clover Leaf Financial directors retire, CLB's four (4) directors who are not initially on the Board of Directors of First Clover Leaf Financial shall be considered along with other outside candidates, as candidates for membership on the Board of Directors of First Clover Leaf Financial.

     2.6. Effects of the Merger.

     At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL and MGCL.

     2.7. Tax Consequences.

     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither First Clover Leaf Financial, CLFC, nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. First Clover Leaf Financial and CLFC each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinion contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinion.

     2.8. Possible Alternative Structures.

     Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, First Federal Financial or First Clover Leaf Financial shall be entitled to revise the structure of the Merger described in Section
2.1, provided that (i) there are no adverse Federal or state income tax consequences to CLFC shareholders as a result of the modification; (ii) the consideration to be paid to the holders of CLFC Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount; and
(iii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. The Mutual Holding Company, First Federal Financial, First Clover Leaf Financial, First Federal, CLFC and CLB agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

     2.9. The Conversion.

     Contemporaneous with the adoption of this Agreement, the Boards of Directors of the Mutual Holding Company, First Federal Financial and First Federal are adopting a Plan of Conversion for the Mutual Holding Company to convert into the capital stock form of organization. First Clover Leaf Financial is being organized to succeed to the rights and obligations of the Mutual Holding Company and First Federal Financial, and to offer for sale shares of common stock to Depositors in the Conversion, based on the Independent Valuation. The price per share of the shares of First Clover Leaf Financial Common Stock to be issued in the Conversion is referred to as the "Conversion Price Per Share." The Conversion Price Per Share is expected to be $10.00. The shares of First Clover Leaf Financial Common Stock to be issued in connection with the Merger may be either shares unsubscribed for in the Conversion Offering, or if such shares are unavailable, authorized but unissued shares of First Clover Leaf Financial Common Stock, which shares shall be issued immediately following completion of the Conversion.

     2.10. Additional Actions.

     If, at any time after the Effective Time, First Clover Leaf Financial shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in First Clover Leaf Financial or First Clover Leaf Bank its right, title or interest in, to or under any of the rights, properties or assets of CLFC or CLB, or (ii) otherwise carry out the purposes of this Agreement, CLFC and its officers and directors shall be deemed to have granted to First Clover Leaf Financial an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in First Clover Leaf Financial its right, title or interest in, to or under any of the rights, properties or assets of CLFC or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of First Clover Leaf Financial are authorized in the name of CLFC or CLB or otherwise to take any and all such action.

                                  ARTICLE III
                              CONVERSION OF SHARES

     3.1. Conversion of CLFC Common Stock; Merger Consideration.

     At the Effective Time, by virtue of the Merger and without any action on the part of First Clover Leaf Financial, CLFC or the holders of any of the shares of CLFC Common Stock, the Merger shall be effected in accordance with the following terms:

          3.1.1. All shares of CLFC Common Stock held in the treasury of CLFC and each share of CLFC Common Stock owned by First Clover Leaf Financial, First Federal Financial or any direct or indirect wholly owned subsidiary of First Federal Financial or of CLFC immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the Certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor. Each share of First Clover Leaf Financial Common Stock and First Federal common stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

          3.1.2. Each outstanding share of CLFC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive shares of First Clover Leaf Financial Common Stock shall, subject to Section 3.3, be converted into and become the right to receive that number of shares of First Clover Leaf Financial Common Stock (the "Exchange Ratio") as determined in this
Section 3.1.2 (the "Stock Consideration"). Each outstanding share of CLFC Common Stock that under the terms of Section 3.2 is to be converted into the right to receive cash shall be converted into the right to receive a cash payment as determined in this Section 3.1.2 (the "Cash Consideration"). At the minimum of the Appraised Value Range, each outstanding share of CLFC Common Stock shall be converted into and become the right to receive $40.00 in cash or that number of shares of First Clover Leaf Financial Common Stock equal to $40.00 divided by the Conversion Price Per Share. At the maximum of the Appraised Value Range, each outstanding share of CLFC Common Stock shall be converted into and become the right to receive $42.00 in cash or that number of shares of First Clover Leaf Financial Common Stock equal to $42.00 divided by the Conversion Price Per Share. For any value between the minimum and the maximum of the Appraised Value Range, each outstanding share of CLFC Common Stock shall be converted into and become the right to receive a prorated cash payment between $40.00 and $42.00 or that prorated number of shares of First Clover Leaf Financial Common Stock between $40.00 and $42.00 divided by the Conversion Price Per Share. At the Adjusted Maximum of the Appraised Value Range, each outstanding share of CLFC Common Stock shall be converted into and become the right to receive $43.00 in cash or that number of shares of First Clover Leaf Financial Common Stock equal to $43.00 divided by the Conversion Price Per Share. For any value between the maximum of the Appraised Value Range and the Adjusted Maximum of the Appraised Value Range, each outstanding share of CLFC Common Stock shall be converted into and become the right to receive a prorated cash payment between $42.00 and

$43.00 or that prorated number of shares of First Clover Leaf Financial Common Stock between $42.00 and $43.00 divided by the Conversion Price Per Share.

          3.1.3. In the event First Federal Financial changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of First Federal Financial Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding First Federal Financial Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted.

          3.1.4. Each outstanding share of CLFC Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of First Clover Leaf Financial Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. CLFC shall give First Clover Leaf Financial prompt notice upon receipt by CLFC of any such demands for payment of the fair value of such shares of CLFC Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and First Clover Leaf Financial shall have the right to participate in all negotiations and proceedings with respect to any such demands. CLFC shall not, except with the prior written consent of First Clover Leaf Financial, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

          3.1.5. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of CLFC Common Stock shall be converted into a right to receive cash or First Clover Leaf Financial Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time (or the Election Deadline, as defined herein), each share of CLFC Common Stock of such holder shall be treated as a Non-Election Share.

          3.1.6. After the Effective Time, shares of CLFC Common Stock shall be no longer outstanding and shall be canceled automatically and shall cease to exist, and shall thereafter by operation of this Section 3.1 be the right to receive the Merger Consideration.

     3.2. Election Procedures.

          3.2.1. Holders of CLFC Common Stock may elect to receive shares of First Clover Leaf Financial Common Stock or cash, or a combination thereof (in all cases without interest) in exchange for their shares of CLFC Common Stock in accordance with the following procedures, provided that, in the aggregate, and subject to the provisions of Section 3.2.6, 70% of the total number of shares of CLFC Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of CLFC Common Stock shall be converted into the Cash Consideration. Shares of CLFC Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as "Cash Election Shares." Shares of CLFC Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of CLFC Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as "Non-Election Shares." The aggregate number of shares of CLFC Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

          3.2.2. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as CLFC and First Federal Financial shall mutually agree (the "Election Form"), shall be mailed no more than 40 business days and no less than 20 business days prior to the anticipated Effective Time or on such earlier date as CLFC and First Federal Financial shall mutually agree (the "Mailing Date") to each holder of record of CLFC Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2,
(i) to elect to receive the Cash Consideration for all of the shares of CLFC Common Stock held by such holder (a "Cash Election"), in accordance with Section 3.1.2, (ii) to elect to receive the Stock Consideration for all of such shares (a "Stock Election"), in accordance with Section 3.1.2, (iii) to elect to receive the Stock Consideration for a part of such holder's CLFC Common Stock and the Cash Consideration for the remaining part of such holder's CLFC Common Stock (a "Mixed Election"), or (iv) to indicate that such record holder has no preference as to the receipt of cash or First Clover Leaf Financial Common Stock for such shares (a "Non-Election"). A holder of record of shares of CLFC Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Election Forms, provided that each such Election Form covers all the shares of CLFC Common Stock held by such Representative for a particular beneficial owner. Any shares of CLFC Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed Cash Election Shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of First Clover Leaf Financial Common Stock, subject to Section 3.1.5; provided, however, that for purposes of making the proration calculations provided for in this Section 3.2, only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares.

          3.2.3. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., Edwardsville, Illinois time, on the 25th day following the Mailing Date (or such other time and date as First Federal Financial and CLFC may mutually agree) (the "Election Deadline"); provided, however, that the Election Deadline may not occur on or after the

Closing Date. First Federal shall use all reasonable efforts to make available as promptly as possible an Election Form to any holder of record of CLFC Common Stock who requests such Election Form following the initial mailing of the Election Forms and prior to the Election Deadline. CLFC shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of CLFC Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a CLFC stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of CLFC Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. First Federal Financial shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

          3.2.4. If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration.

          3.2.5. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

               (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

               (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

          3.2.6. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of First Clover Leaf Financial Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to First Clover Leaf Financial Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of First Clover Leaf Financial. In lieu of the issuance of any such fractional share, First Clover Leaf Financial shall pay to each former holder of CLFC Common Stock who otherwise would be entitled to receive a fractional share of First Clover Leaf Financial Common Stock, an amount in cash determined by multiplying the Conversion Price Per Share by the fraction of a share of First Clover Leaf Financial Common Stock which such holder would otherwise be entitled to receive pursuant to Section 3.1.2. No interest will be paid on the cash that holders of such fractional shares shall be entitled to receive upon such delivery. For purposes of determining any fractional share interest, all shares of CLFC Common Stock owned by a CLFC stockholder shall be combined so as to calculate the maximum number of whole shares of First Clover Leaf Financial Common Stock issuable to such CLFC stockholder.

     3.3. Procedures for Exchange of CLFC Common Stock.

          3.3.1. First Clover Leaf Financial to Make Merger Consideration Available. After the Election Deadline and no later than the Closing Date, First Clover Leaf Financial shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of CLFC Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of First Clover Leaf Financial Common Stock and an estimated amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including the estimated amount of cash to be paid in lieu of fractional shares of First Clover Leaf Financial Common Stock)(such cash and certificates for shares of First Clover Leaf Financial Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

          3.3.2. Exchange of Certificates. Within five (5) business days after the Effective Time, First Clover Leaf Financial shall take all steps necessary to cause the Exchange Agent to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the CLFC Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of CLFC) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Promptly upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of shares of First Clover Leaf Financial Common Stock (if any) to which such former holder of CLFC Common Stock shall have become entitled pursuant to the provisions of Section 3.1.2, (ii) a check representing that amount of cash (if any) to which such former holder of CLFC Common Stock shall have become entitled pursuant to the provisions of Section 3.1.2, and (iii) a check representing the amount of cash (if any) payable in lieu of fractional shares of First Clover Leaf Financial Common Stock, which such former holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 3.3.2, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable in lieu of fractional shares. Certificates surrendered for exchange by any person who is an "affiliate" of CLFC for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of First Clover Leaf
Financial Common Stock until First Clover Leaf Financial or First Federal Financial has received the written agreement of such person contemplated by
Section 8.5.

          3.3.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding CLFC Common Stock shall have no rights, after the Effective Time, with respect to such CLFC Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to First Clover Leaf Financial Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such
Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Clover Leaf Financial Common Stock represented by such Certificate.

          3.3.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          3.3.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of CLFC of the CLFC Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

          3.3.6. Return of Exchange Fund. At any time following the six (6) month period after the Effective Time, First Clover Leaf Financial shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to First Clover Leaf Financial (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither First Clover Leaf Financial nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

          3.3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by First Clover Leaf Financial, the posting by such person of a bond in such amount as First Clover Leaf Financial may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

          3.3.8. Withholding. First Clover Leaf Financial or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of CLFC Common Stock such amounts as First Clover Leaf Financial (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by First Clover Leaf Financial or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the CLFC Common Stock in respect of whom such deduction and withholding were made by First Clover Leaf Financial or the Exchange Agent.

     3.4. Reservation of Shares.

     First Clover Leaf Financial shall reserve for issuance a sufficient number of shares of the First Clover Leaf Financial Common Stock for the purpose of issuing shares of First Clover Leaf Financial Common Stock to the CLFC shareholders in accordance with this Article III.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF CLFC

     CLFC and CLB represent and warrant to the Mutual Holding Company, First Federal Financial, First Clover Leaf Financial and First Federal that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the CLFC DISCLOSURE SCHEDULE delivered by CLFC to First Federal Financial on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. CLFC and CLB have made a good faith effort to ensure that the disclosure on each schedule of the CLFC DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the CLFC DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of CLFC shall include the Knowledge of CLB.

     4.1. Organization.

          4.1.1. CLFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the BHCA. CLFC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CLFC. CLFC has no direct subsidiaries other than CLB and Clover Leaf Statutory Trust I, a Delaware statutory trust created in connection with a trust preferred financing by CLFC.

          4.1.2. CLB is an Illinois state bank organized, validly existing and in good standing under Illinois law. CLFC DISCLOSURE SCHEDULE 4.1.2 identifies each CLFC Subsidiary and (other than as to CLB) describes the business conducted by such entity. The deposits of CLB are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by CLB when due. Each other CLFC Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

          4.1.3. The respective minute books of CLFC and each CLFC Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

          4.1.4. Prior to the date of this Agreement, CLFC has made available to
First  Federal   Financial  true  and  correct  copies  of  the  certificate  of incorporation or articles of incorporation and bylaws of CLFC and CLB.

     4.2. Capitalization.

          4.2.1. Except as disclosed on CLFC DISCLOSURE SCHEDULE 4.2.1, the authorized capital stock of CLFC consists of 2,000,000 shares of common stock, $0.10 par value per share, of which 510,381 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 250,000 shares of preferred stock, par value $0.10 per share, of which no shares are issued and outstanding. There are 150,869 shares of CLFC Common Stock held by CLFC as treasury stock. Neither CLFC nor any CLFC Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of CLFC Common Stock, or any other security of CLFC or any securities representing the right to vote, purchase or otherwise receive any shares of CLFC Common Stock or any other security of CLFC.

          4.2.2. CLFC owns all of the capital stock of CLB, free and clear of any lien or encumbrance. Except for the CLFC Subsidiaries and as disclosed on CLFC DISCLOSURE SCHEDULE 4.2.2, CLFC does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of CLFC Subsidiaries, equity interests held by CLFC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of CLFC Subsidiaries, including stock in the FHLB.

          4.2.3. Except as disclosed in CLFC DISCLOSURE SCHEDULE 4.2.3, to CLFC's Knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of CLFC Common Stock.

          4.2.4. There are no options to purchase CLFC Common Stock issued and outstanding.

     4.3. Authority; No Violation.

          4.3.1. CLFC and CLB each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CLFC and CLB, and of the agreement referenced in Section 4.13, and the completion by CLFC and CLB of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of CLFC and CLB, respectively, and, except for approval of the shareholders of CLFC, no other corporate proceedings on the part of CLFC or CLB are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement, and the agreement referenced in Section 4.13, have been duly and validly executed and delivered by CLFC and CLB, and the Bank Merger has been duly and validly approved by the Board of Directors of CLB, and by CLFC in its capacity as sole shareholder of CLB, and subject to approval by the shareholders of CLFC of the Agreement and receipt of the required approvals of the Bank Regulators described in Section 8.4, constitutes the valid and binding obligations of CLFC and CLB, enforceable against CLFC and CLB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to CLB, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

          4.3.2. (A) The execution and delivery of this Agreement by CLFC and CLB, and of the agreement referenced in Section 4.13, (B) subject to receipt of approvals from the Bank Regulators referred to in Section 8.4, and CLFC's and First Federal Financial's compliance with any conditions contained therein, and subject to the receipt of the approval of CLFC's and First Federal Financial's shareholders, the consummation of the transactions contemplated hereby, and (C) compliance by CLFC and CLB with any of the terms or provisions hereof: will not
(i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of CLFC or any CLFC Subsidiary or the articles of incorporation and bylaws of CLB; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CLFC or any CLFC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CLFC or CLB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which CLFC or CLB is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on CLFC and the CLFC Subsidiaries taken as a whole.

     4.4. Consents.

     Except for the consents, waivers, approvals, filings and registrations from or with the Bank Regulators referred to in Section 8.4 and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of CLFC and First Federal Financial, no consents, waivers or approvals of, or filings or registrations with, any Bank Regulator are necessary, and no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with
(a) the execution and delivery of this Agreement by CLFC and CLB, and (b) the completion by CLFC and CLB of the Merger and the Bank Merger. To the Knowledge of CLFC and CLB, CLFC and CLB have no reason to believe that (i) any required approvals from a Bank Regulator or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     4.5. Financial Statements and Regulatory Reports.

          4.5.1. CLFC has previously made available to First Federal Financial the CLFC Regulatory Reports. The CLFC Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of CLFC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

          4.5.2. CLFC has previously made available to First Federal Financial the CLFC Financial Statements. The CLFC Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of CLFC and the CLFC Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

          4.5.3. At the date of each balance sheet included in the CLFC Financial Statements or the CLFC Regulatory Reports, CLFC did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such CLFC Financial Statements or CLFC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     4.6. Taxes.

     CLFC and the CLFC Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). CLFC, or the appropriate CLFC Subsidiary, has duly filed all federal, state and material local tax returns required to be filed by or with respect to CLFC and every CLFC Subsidiary on or prior to the Closing Date (all such returns, to CLFC's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which (i) have been incurred by CLFC and any CLFC Subsidiary; (ii) are due or claimed to be due from CLFC or any CLFC Subsidiary by any taxing authority; or (iii) are due pursuant to any written tax sharing agreement, in each case on or prior to the Closing Date, other than taxes or other charges which (x) are not delinquent, (y) are being contested in good faith, or (z) have not yet been fully determined. As of the date of this Agreement, CLFC has received no written notice of, and to CLFC's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of CLFC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where CLFC or any of its Subsidiaries do not file tax returns that CLFC or any such Subsidiary is subject to taxation in that jurisdiction. CLFC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. CLFC and each of its Subsidiaries has withheld and paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and CLFC and each of its Subsidiaries, to CLFC's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

     4.7. No Material Adverse Effect.

     CLFC and the CLFC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2004, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on CLFC and the CLFC Subsidiaries, taken as a whole.

     4.8. Material Contracts; Leases; Defaults.

          4.8.1. Except as set forth in CLFC DISCLOSURE SCHEDULE 4.8.1, neither CLFC nor any CLFC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of CLFC or any CLFC Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of CLFC or any CLFC Subsidiary;
(iii) any collective bargaining agreement with any labor union relating to employees of CLFC or any CLFC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by CLFC or any CLFC Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which CLFC or any CLFC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to First Clover Leaf Financial or any First Clover Leaf Financial Subsidiary; (vi) any agreement, written or oral, that obligates CLFC or any CLFC Subsidiary for the payment of more than $20,000 annually; or (vii) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by CLFC or any CLFC Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

          4.8.2. Each real estate lease that may require the consent of the lessor or its agent resulting from the Merger or the Bank Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in CLFC DISCLOSURE SCHEDULE 4.8.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither CLFC nor any CLFC Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          4.8.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.8.1 and 4.8.2 have been made available to First Federal Financial on or before the date hereof, are listed on CLFC DISCLOSURE SCHEDULE 4.8.1 and 4.8.2 and are in full force and effect on the date hereof, and neither CLFC nor any CLFC Subsidiary (nor, to the Knowledge of CLFC, any other party to any such contract, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, arrangement or instrument. No party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement. No plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which CLFC or any CLFC Subsidiary is a party or under which CLFC or any CLFC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of CLFC or any CLFC Subsidiary or upon the occurrence of a subsequent event; or (y) requires CLFC or any CLFC Subsidiary to provide a benefit in the form of CLFC Common Stock or determined by reference to the value of CLFC Common Stock.

     4.9. Ownership of Property; Insurance Coverage.

          4.9.1. CLFC and each CLFC Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by CLFC or each CLFC Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the CLFC Regulatory Reports and in the CLFC Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, and except for (i) those items which secure liabilities for public or statutory obligations or any discount with, inter-bank credit facilities, or any transaction by a CLFC Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. CLFC and the CLFC Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by CLFC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the CLFC Financial Statements.

          4.9.2. With respect to all material agreements pursuant to which CLFC or any CLFC Subsidiary has purchased securities subject to an agreement to resell, if any, CLFC or such CLFC Subsidiary, as the case may be, has a lien or security interest (which to CLFC's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          4.9.3. CLFC and each CLFC Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither CLFC nor any CLFC Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by CLFC or any CLFC Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years CLFC and each CLFC Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. CLFC DISCLOSURE SCHEDULE 4.9.3 identifies all policies of insurance maintained by CLFC and each CLFC Subsidiary.

     4.10. Legal Proceedings.

     Neither CLFC nor any CLFC Subsidiary is a party to any, and there are no pending or, to CLFC's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against CLFC or any CLFC Subsidiary (other than routine bank regulatory examinations) or (ii) to which CLFC or any CLFC Subsidiary's assets are or may be subject, except for any proceedings, claims, actions, investigations or inquiries which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on CLFC and the CLFC Subsidiaries, taken as a whole. There are no legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations challenging the validity or propriety of any of the transactions and/or agreements contemplated by, referred to in or related to this Agreement (including the schedules hereto).

     4.11. Compliance With Applicable Law.

          4.11.1. To CLFC's Knowledge, each of CLFC and each CLFC Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither CLFC nor any CLFC Subsidiary has received any written notice to the contrary.

          4.11.2. Each of CLFC and each CLFC Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of CLFC, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.4.

          4.11.3. Except as disclosed in CLFC DISCLOSURE SCHEDULE 4.11.3, for the period beginning January 1, 2004, neither CLFC nor any CLFC Subsidiary has received any written notification or to CLFC's Knowledge any other communication from any Bank Regulator (i) asserting that CLFC or any CLFC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to CLFC or any CLFC Subsidiary; (iii) requiring or threatening to require CLFC or any CLFC Subsidiary, or indicating that CLFC or any CLFC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of CLFC or any CLFC Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of CLFC or any CLFC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither CLFC nor any CLFC Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to CLB as to compliance with the Community Reinvestment Act is satisfactory or better.

     4.12. Employee Benefit Plans.

          4.12.1. CLFC DISCLOSURE SCHEDULE 4.12.1 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by CLFC or any CLFC Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of CLFC or any CLFC Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "CLFC Compensation and Benefit Plans"). Neither CLFC nor any of its Subsidiaries has any commitment to create any additional CLFC Compensation and Benefit Plan or to materially modify, change or renew any existing CLFC Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. CLFC has made available to First Federal Financial true and correct copies of the CLFC Compensation and Benefit Plans.

          4.12.2. To the Knowledge of CLFC, each CLFC Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each CLFC Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and to the Knowledge of CLFC, no circumstances exist which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of CLFC, threatened action, suit or claim relating to any CLFC Compensation and Benefit Plan (other than routine claims for benefits). Neither CLFC nor any CLFC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any CLFC Compensation and Benefit Plan that would reasonably be expected to subject CLFC or any CLFC Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          4.12.3. No liability, other than (a) PBGC premiums arising in the ordinary course of business, or (b) any employer contribution required under the terms of any CLFC Defined Benefit Plan (as defined herein) has been or is expected by CLFC or any of its Subsidiaries to be incurred with respect to any CLFC Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("CLFC Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by CLFC or any entity which is considered one employer with CLFC under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). Except as disclosed on CLFC DISCLOSURE SCHEDULE 4.12.3, no CLFC Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each CLFC Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such CLFC Defined Benefit Plan as of the end of the most recent plan year with respect to the respective CLFC Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such CLFC Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any CLFC Defined Benefit Plan within the 12-month period ending on the date hereof. Neither CLFC nor any of its Subsidiaries has provided, or is required to provide, security to any CLFC Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under
Section 412(n) of the Code or pursuant to ERISA. Except as disclosed on CLFC DISCLOSURE SCHEDULE 4.12.3, neither CLFC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. To the Knowledge of CLFC, there is no pending investigation or enforcement action by any Bank Regulator with respect to any CLFC Compensation and Benefit Plan or any ERISA Affiliate Plan.

          4.12.4. All material contributions required to be made under the terms of any CLFC Compensation and Benefit Plan or ERISA Affiliate Plan to which CLFC or any CLFC Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on CLFC's consolidated financial statements to the extent required by GAAP. CLFC and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable CLFC Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

          4.12.5. Except as set forth in CLFC DISCLOSURE SCHEDULE 4.12.5, neither CLFC nor any CLFC Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by CLFC or any CLFC Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

          4.12.6.   CLFC  and  its   Subsidiaries   do  not  maintain  any  CLFC
Compensation and Benefit Plans covering employees who are not United States residents.

          4.12.7. With respect to each CLFC Compensation and Benefit Plan, if applicable, CLFC has provided or made available to First Federal Financial copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

          4.12.8. Except as disclosed in CLFC DISCLOSURE SCHEDULE 4.12.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any CLFC Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any CLFC Compensation and Benefit Plan.

          4.12.9. Neither CLFC nor any CLFC Subsidiary maintains any compensation plans, programs or arrangements under which (i) any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder or (ii) any payment is reasonably likely to become taxable under Section 409A of the Code.

          4.12.10. The consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of CLFC or any CLFC Subsidiary to any actual or deemed payment (or benefit) which could constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

          4.12.11. There are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the CLFC Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

          4.12.12. CLFC DISCLOSURE SCHEDULE 4.12.12 sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all employees of CLB or CLFC, their title and rate of salary, their date of hire and any changes in their rate of salary or title effected since December 31, 2004. CLFC DISCLOSURE SCHEDULE 4.12.12 also sets forth any changes to any CLFC Compensation and Benefit Plan since December 28, 2004, the date on which CLFC terminated the registration under Section 12(g) of the Exchange Act of its common stock.

     4.13. Brokers, Finders and Financial Advisors.

     Neither CLFC nor any CLFC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of RP Financial, LC. ("RP Financial") by CLFC and the fee payable pursuant thereto.

     4.14. Environmental Matters.

          4.14.1. With respect to CLFC and each CLFC Subsidiary:

          (A) Each of CLFC and the CLFC Subsidiaries, the Participation Facilities (defined below), and, to CLFC's Knowledge, the Loan Properties (defined below) are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

          (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to CLFC's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the CLFC Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the CLFC Subsidiaries or any Participation Facility;

          (C) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to CLFC's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or CLFC or any of the CLFC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

          (D) To CLFC's Knowledge, the properties currently owned or operated by CLFC or any CLFC Subsidiary (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

          (E) Neither CLFC nor any CLFC Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (F) To CLFC's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by CLFC or any of the CLFC Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by CLFC or any of the CLFC Subsidiaries or any Participation Facility;

          (G) To CLFC's Knowledge, during the period of (s) CLFC's or any of the CLFC Subsidiaries' ownership or operation of any of their respective current properties or (t) CLFC's or any of the CLFC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties. To CLFC's Knowledge, prior to the period of (x) CLFC's or any of the CLFC Subsidiaries' ownership or operation of any of their respective current properties or (y) CLFC's or any of the CLFC Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties; and

          (H) Except as disclosed on CLFC DISCLOSURE SCHEDULE 4.14.1(H), neither CLB nor any other CLFC Subsidiary has conducted any environmental studies during the past ten years with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loan Property or any Participation Facility.

          4.14.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     4.15. Loan Portfolio.

          4.15.1. The allowance for loan losses reflected in CLFC's audited consolidated statement of financial condition at December 31, 2004 was, and the allowance for loan losses shown on the balance sheets in CLFC's Financial Statements for periods ending after December 31, 2004 will be, adequate, as of the dates thereof, under GAAP.

          4.15.2. CLFC DISCLOSURE SCHEDULE 4.15.2 sets forth a listing, as of December 31, 2005, by account, of: (A) all loans (including loan participations) of CLB or any other CLFC Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of CLB or any other CLFC Subsidiary which have been terminated by CLB or any other CLFC Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which CLB or any other CLFC Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from CLB or any other CLFC Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein CLB or any other CLFC Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified CLB or any other CLFC Subsidiary during the past twelve months of, or has asserted against CLB or any other CLFC Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the Knowledge of CLB, each borrower, customer or other party which has given CLB or any other CLFC Subsidiary any oral notification of, or orally asserted to or against CLB or any other CLFC Subsidiary, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder,
(4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by CLB or any CLB Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. CLFC DISCLOSURE SCHEDULE 4.15.2 may exclude any individual loan with a principal outstanding balance of less than $20,000, provided that CLFC DISCLOSURE SCHEDULE 4.15.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $20,000 that have been excluded.

          4.15.3.  All  loans  receivable   (including  discounts)  and  accrued
interest entered on the books of CLFC and the CLFC Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of CLFC's or the appropriate CLFC Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of CLFC, the loans, discounts and the accrued interest reflected on the books of CLFC and the CLFC Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors'


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

rights generally or by general principles of equity. All such loans are owned by CLFC or the appropriate CLFC Subsidiary free and clear of any liens.

     The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     4.16. Related Party Transactions.

     Except as set forth in CLFC DISCLOSURE SCHEDULE 4.16, neither CLFC nor any CLFC Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of CLFC or any CLFC Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of CLFC or any CLFC Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither CLFC nor any CLFC Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by CLFC is inappropriate.

     4.17. Schedule of Termination Benefits.

     CLFC DISCLOSURE SCHEDULE 4.17 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by CLFC or any CLFC Subsidiary for the benefit of officers or directors of CLFC or any CLFC Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 2006 and the Closing Date occurs on such date and based on the other assumptions specified in such schedule. No other individuals are entitled to benefits under any such plans.

     4.18. Deposits.

     Except as set forth in CLFC DISCLOSURE SCHEDULE 4.18, none of the deposits of CLFC or any CLFC Subsidiary is a "brokered deposit" as defined in 12 CFR
Section 337.6(a)(2).

     4.19. Antitakeover Provisions Inapplicable; Required Vote of Shareholders.

     The Board of Directors of CLFC has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of CLFC) necessary to exempt CLFC and the Merger and the transactions contemplated hereby from Section 203 of the DGCL ("Takeover Laws"). The affirmative vote of a majority of the issued and outstanding shares of CLFC


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

Common Stock is required to approve this Agreement and the Merger under CLFC's certificate of incorporation and the DGCL.

     4.20. Registration Obligations.

     Neither CLFC nor any CLFC Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

     4.21. Risk Management Instruments.

     Neither CLFC nor any CLFC Subsidiary is a party to any interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for CLFC's own account, or for the account of one or more of CLFC's Subsidiaries.

     4.22. Fairness Opinion.

     The Board of Directors of CLFC has received an opinion from RP Financial to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the shareholders of CLFC pursuant to this Agreement is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     4.23. Trust Accounts.

     Neither  CLFC,  CLB nor any CLFC  Subsidiary  conducts any trust  business.

                                   ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF FIRST FEDERAL FINANCIAL

     First Federal Financial, First Clover Leaf Financial, the Mutual Holding Company and First Federal represent and warrant to CLFC and CLB that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE delivered by First Federal Financial to CLFC on the date hereof. First Federal Financial has made a good faith effort to ensure that the disclosure on each schedule of the FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of First Federal Financial shall include the Knowledge of the Mutual Holding Company, First Clover Leaf Financial and First Federal.


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

     5.1. Organization.

          5.1.1. First Federal Financial is a corporation duly organized, validly existing and in good standing under federal law, and is duly registered as a savings and loan holding company under the HOLA. First Clover Leaf Financial is a Maryland corporation in formation and upon completion of the Conversion will be duly organized, validly existing and in good standing under the laws of the State of Maryland, and will be duly registered as a savings and loan holding company under the HOLA. Each of the Mutual Holding Company and First Federal Financial has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Mutual Holding Company or First Federal Financial.

          5.1.2. First Federal is a savings association organized, validly existing and in good standing under federal law. The deposits of First Federal are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

          5.1.3. First Federal is a member in good standing of the FHLB and owns the requisite amount of stock therein.

          5.1.4. The respective minute books of the Mutual Holding Company, First Federal Financial and First Federal accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

          5.1.5. Prior to the date of this Agreement, First Federal Financial has made available to CLFC true and correct copies of the charters and bylaws of First Federal Financial, the Mutual Holding Company and First Federal, and forms of the Articles of Incorporation and bylaws of First Clover Leaf Financial (which forms when finalized (and as to the Article of Incorporation, when filed with the Maryland Department of Assessments and Taxation) shall not be materially different from the forms provided).

     5.2. Capitalization.

          5.2.1. The authorized capital stock of First Federal Financial consists of 10,000,000 shares of common stock, $0.10 par value, of which 3,920,060 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 1,000,000 shares of preferred stock, $0.10 par value ("First Federal Financial Preferred Stock"), none of which are outstanding. There are no shares of First Federal Financial Common Stock held by First Federal Financial as treasury stock. Neither First Federal Financial, First Clover Leaf Financial nor any First Federal Financial Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of First Clover Leaf Financial and First Federal Financial Common Stock, or any other security of First Clover Leaf Financial and First Federal Financial or any securities representing the right to vote, purchase or otherwise receive any shares of First Clover Leaf Financial or First Federal Financial Common Stock or any other security of First Clover Leaf Financial or First Federal Financial, other than, as to First Clover Leaf Financial Corp., subscription rights issuable in connection with the Conversion.

          5.2.2. First Federal Financial owns all of the capital stock of First Federal free and clear of any lien or encumbrance. Following completion of the Conversion, First Clover Leaf Financial will own all of the capital stock of First Federal free and clear of any lien or encumbrance.

          5.2.3. To the Knowledge of First Federal Financial, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Mutual Holding Company, is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of First Federal Financial Common Stock.

     5.3. Authority; No Violation.

          5.3.1. First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and, except for approval of the shareholders of First Federal Financial and First Federal and the Members of the Mutual Holding Company, each has full corporate power and authority to consummate the Conversion. The execution and delivery of this Agreement by First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal and the completion by First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Boards of Directors of First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal, respectively, and, except for approval of the shareholders of First Federal Financial and First Federal and the Members of the Mutual Holding Company, no other corporate proceedings on the part of First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial or First Federal are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal, and the Bank Merger has been duly and validly approved by the Board of Directors of First Federal, and by First Federal Financial in its capacity as sole shareholder of First Federal, and subject to approval by the shareholders of First Federal Financial and the Members of the Mutual Holding Company and receipt of the required approvals of Bank Regulators described in Section 8.4, constitutes the valid and binding obligations of First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal, enforceable against First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to First Federal, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

          5.3.2. (A) The execution and delivery of this Agreement by First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal, (B) subject to receipt of approvals from the Bank Regulators referred to in Section 8.4, and compliance by First Clover Leaf Financial, the

Mutual Holding Company, First Federal Financial and First Federal with any conditions contained therein, and subject to the receipt of the approval of the Members of the Mutual Holding Company and the shareholders of First Federal Financial, the consummation of the transactions contemplated hereby, and (C) compliance by First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal with any of the terms or provisions hereof: will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or charter or bylaws of First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial or any First Federal Financial Subsidiary or the charter and bylaws of First Federal; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Federal Financial, the Mutual Holding Company or any First Federal Financial Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Clover Leaf Financial, First Federal Financial, the Mutual Holding Company, First Federal or any First Federal Financial Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on First Clover Leaf Financial or First Federal Financial taken as a whole.

     5.4. Consents.

     Except for the consents, waivers, approvals, filings and registrations from or with the Bank Regulators referred to in Section 8.4 and compliance with any conditions contained therein, and the requisite vote of the shareholders of First Federal Financial and First Federal and the Members of the Mutual Holding Company, no consents, waivers or approvals of, or filings or registrations with, any Bank Regulator are necessary, and no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal, and (b) the completion by First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal of the Merger and the Bank Merger. First Federal Financial has no reason to believe that (i) any required approvals from a Bank Regulator or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     5.5. Financial Statements and Regulatory Reports.

          5.5.1. First Federal Financial has previously made available to CLFC the First Federal Financial Regulatory Reports. The First Federal Financial Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of First Federal Financial as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

          5.5.2. First Federal Financial has previously made available to CLFC the First Federal Financial Statements. The First Federal Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of First Federal Financial and the First Federal Financial Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-QSB.

          5.5.3. At the date of each balance sheet included in the First Federal Financial Statements, First Federal Financial did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such First Federal Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     5.6. Taxes.

     First Federal Financial and the First Federal Financial Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). First Federal Financial or the appropriate First Federal Financial Subsidiary has duly filed all federal, state and material local tax returns required to be filed by or with respect to First Federal Financial and each First Federal Financial Subsidiary on or prior to the Closing Date (all such returns, to the Knowledge of First Federal Financial, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which (i) have been incurred by First Federal Financial or the appropriate First Federal Financial Subsidiary, (ii) are due or claimed to be due from First Federal Financial and any First Federal Financial Subsidiary by any taxing authority, or (iii) are due pursuant to any written tax sharing agreement, in each case on or prior to the Closing Date, other than taxes or other charges which (x) are not delinquent, (y) are being contested in good faith, or (z) have not yet been fully determined. As of the date of this Agreement, First Federal Financial has received no notice of, and to the Knowledge of First Federal Financial, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Federal Financial or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where First Federal Financial or any of its Subsidiaries do not file tax returns that First Federal Financial or any such Subsidiary is subject to taxation in that jurisdiction. First Federal Financial and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. First Federal Financial and each of its Subsidiaries has withheld and paid all material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and First Clover Leaf Financial and First Federal Financial and each of its Subsidiaries, to the Knowledge of First Federal Financial, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

     5.7. No Material Adverse Effect.

     First Federal Financial, taken as a whole, has not suffered any Material Adverse Effect since December 31, 2004, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on First Clover Leaf Financial, or on First Federal Financial and the First Federal Financial Subsidiaries, taken as a whole.

     5.8. Ownership of Property; Insurance Coverage.

          5.8.1. First Federal Financial and each First Federal Financial Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by First Federal Financial or each First Federal Financial Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the First Federal Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a First Federal Financial Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. First Federal Financial and the First Federal Financial Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by First Federal Financial and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

          5.8.2. First Federal Financial and each First Federal Financial Subsidiary currently maintain insurance considered by First Federal Financial to be reasonable for their respective operations. Neither First Federal Financial nor any First Federal Financial Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by First Federal Financial or any First Federal Financial Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years First Federal Financial and each First Federal Financial Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE 5.8 identifies all policies of insurance maintained by First Federal Financial and each First Federal Financial Subsidiary.

     5.9. Legal Proceedings.

     Neither First Federal Financial nor any First Federal Financial Subsidiary is a party to any, and there are no pending or, to the Knowledge of First Federal Financial, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against First Clover Leaf Financial and First Federal Financial or any First Federal Financial Subsidiary, or (ii) to which First Clover Leaf Financial and First Federal Financial or any First Federal Financial Subsidiary's assets are or may be subject, except for any proceedings, claims, actions, investigations or inquiries which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on First Federal Financial, taken as a whole. There are no legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations challenging the validity or propriety of any of the transactions and/or agreements contemplated by, referred to in or related to this Agreement (including the schedules hereto).

     5.10. Compliance With Applicable Law.

          5.10.1. To the Knowledge of First Federal Financial, each of First Federal Financial and each First Federal Financial Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither First Federal Financial nor any First Federal Financial Subsidiary has received any written notice to the contrary.

          5.10.2. Each of First Clover Leaf Financial and First Federal Financial and each First Federal Financial Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of First Federal Financial, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.4.

          5.10.3.  Except as disclosed  in FIRST  FEDERAL  FINANCIAL  DISCLOSURE
SCHEDULE 5.10.3, for the period beginning January 1, 2004, neither First Clover Leaf Financial, First Federal Financial nor any First Federal Financial Subsidiary has received any written notification or, to the Knowledge of First Federal Financial, any other communication from any Bank Regulator (i) asserting that First Clover Leaf Financial, First Federal Financial or any First Federal Financial Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to First Federal Financial; (iii) requiring or threatening to require First Clover Leaf Financial, First Federal Financial or any First Federal Financial Subsidiary, or indicating that First Clover Leaf Financial, First Federal Financial or any First Federal Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of First Clover Leaf Financial, First Federal Financial or any First Federal Financial Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of First Clover Leaf Financial, First Federal Financial or any First Federal Financial Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Except as disclosed in FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE 5.10.3, neither First Clover Leaf Financial, First Federal Financial nor any First Federal Financial Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to First Federal and each Bank Affiliate as to compliance with the Community Reinvestment Act is satisfactory or better.

     5.11. Employee Benefit Plans.

          5.11.1. FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE 5.11.1 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by First Federal Financial or any First Federal Financial Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of First Federal Financial or any First Federal Financial Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "First Federal Compensation and Benefit Plans"). First Federal Financial has made available to CLFC true and correct copies of the First Federal Compensation and Benefit Plans.

          5.11.2. To the Knowledge of First Federal Financial, each First Federal Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each First Federal Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension

Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and First Federal Financial is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of First Federal Financial, threatened action, suit or claim relating to any of the First Federal Compensation and Benefit Plans (other than routine claims for benefits). Neither First Federal Financial nor any First Federal Financial Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any First Federal Compensation and Benefit Plan that would reasonably be expected to subject First Federal Financial or any First Federal Financial Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          5.11.3. No First Federal Compensation and Benefit Plan is a defined benefit plan subject to Title IV of ERISA ("First Federal Defined Benefit Plan") or a "single-employer plan" (as defined in Section 4001(a) of ERISA), and no such plan is currently or formerly maintained by First Federal Financial or any entity which is considered one employer with First Federal Financial under
Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). Neither First Federal Financial nor any of its Subsidiaries has provided, or is required to provide, security to any First Federal Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under
Section 412(n) of the Code or pursuant to ERISA. Neither First Federal Financial, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1986. To the Knowledge of First Federal Financial, there is no pending investigation or enforcement action by any Bank Regulator with respect to any First Federal Compensation and Benefit Plan or any ERISA Affiliate Plan.

          5.11.4. All material contributions required to be made under the terms of any First Federal Compensation and Benefit Plan or ERISA Affiliate Plan have been timely made, and all anticipated contributions and funding obligations are accrued on First Federal Financial's consolidated financial statements to the extent required by GAAP. First Federal Financial and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable First Federal Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

          5.11.5. With respect to each First Federal Compensation and Benefit Plan, if applicable, First Federal Financial has provided or made available to CLFC copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

     5.12. Environmental Matters.

          5.12.1. With respect to the Mutual Holding Company, First Federal Financial and First Federal:

          (A) Each of the Mutual Holding Company, First Federal Financial and First Federal, the Participation Facilities (defined below), and, to the Mutual Holding Company's, First Federal Financial's and First Federal's Knowledge, the Loan Properties (defined below) are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

          (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to the Mutual Holding Company's, First Federal Financial's and First Federal's Knowledge, no such action is threatened, before any court, governmental agency or other forum against any of them or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of them or any Participation Facility;

          (C) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to the Mutual Holding Company's, First Federal Financial's and First Federal's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or the Mutual Holding Company, First Federal Financial or First Federal in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

          (D) To the Mutual Holding Company's, First Federal Financial's and First Federal's Knowledge, the properties currently owned or operated by the Mutual Holding Company, First Federal Financial or First Federal (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

          (E) None of the Mutual Holding Company, First Federal Financial or First Federal has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (F) To First Federal Financial's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by First Federal Financial or any of the First Federal Financial Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by First Federal Financial or any of the First Federal Financial Subsidiaries or any Participation Facility;

          (G) To the Mutual Holding Company's, First Federal Financial's and First Federal's Knowledge, during the period of (a) the Mutual Holding Company's, First Federal Financial's or First Federal's ownership or operation of any of their respective current properties or (b) the Mutual Holding Company's, First Federal Financial's or First Federal's participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties. To the Mutual Holding Company's, First Federal Financial's and First Federal's Knowledge, prior to the period of (x) the Mutual Holding Company's, First Federal Financial's or First Federal's ownership or operation of any of their respective current properties or (y) the Mutual Holding Company's, First Federal Financial's or First Federal's participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties; and

          (H) None of the Mutual Holding Company, First Federal Financial nor First Federal has conducted any environmental studies during the past ten years with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loan Property or any Participation Facility.

          5.12.2. To the Knowledge of First Federal Financial, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon First Federal Financial or any of First Federal Financial Subsidiary. To the Knowledge of First Federal Financial, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to First Federal Financial or any First Federal Financial Subsidiary by reason of any Environmental Laws. Neither First Federal Financial nor any First Federal Financial Subsidiary has received any written notice from any Person that First Federal Financial or any First Federal Financial Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon First Federal Financial or any First Federal Financial Subsidiary.

          5.12.3. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the First Federal Financial's Knowledge, threatened, before any court, governmental agency or other forum against First Federal Financial or any First Clover Leaf Financial Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (defined herein) into the environment of any

Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the First Federal Financial.

     5.13. Loan Portfolio.

          5.13.1. The allowance for loan losses reflected in First Federal Financial's audited consolidated statement of financial condition at December 31, 2004 was, and the allowance for loan losses shown on the balance sheets in First Federal Financial's Securities Documents for periods ending after December 31, 2004 will be, adequate, as of the dates thereof, under GAAP.

          5.13.2. FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE 5.13 sets forth a listing, as of December 31, 2005, all loans of First Federal Financial and any First Federal Financial Subsidiary, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by of First Federal Financial and any First Federal Financial Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 5.13 may exclude any individual loan with a principal outstanding balance of less than $20,000, provided that DISCLOSURE SCHEDULE 5.13 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $20,000 that has been excluded.

          5.13.3. All loans receivable (including discounts) and accrued interest entered on the books of First Federal Financial and the each First Federal Financial Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

          5.13.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     5.14. Securities Documents.

     First Federal Financial has made available to CLFC copies of its (i) annual report on Form 10-KSB for the year ended December 31, 2004, (ii) quarterly


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

report on Form 10-QSB for each quarter ended on or after June 30, 2004 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2005. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

     5.15. Deposits.

     None of the deposits of any First Federal Financial Subsidiary is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

     5.16. Risk Management Instruments.

     Neither First Federal Financial nor First Federal is a party to any interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for First Federal Financial's own account, or for the account of any Subsidiary of First Federal Financial.

     5.17. Brokers, Finders and Financial Advisors.

     Neither First Federal Financial nor any First Federal Financial Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Keefe, Bruyette & Woods ("KBW") by First Federal Financial and the fee payable pursuant thereto.

     5.18. Required Vote of Shareholders.

     The affirmative vote of a majority of the issued and outstanding shares of First Federal Financial Common Stock is required to approve the Merger (it being understood that the affirmative vote of (i) at least two-thirds of the issued and outstanding shares of First Federal Financial Common Stock and (ii) a majority of the issued and outstanding shares of First Federal Financial Common Stock held by stockholders other than Mutual Holding Company is required to approve the Conversion and the transactions incident thereto).

     5.19. Related Party Transaction.

     Except as set forth in FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE 5.19, neither First Federal Financial, First Federal nor any First Federal Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of First Federal Financial or any First Federal Financial Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of First Federal Financial or any First Federal Financial Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither First Federal Financial nor any First Federal Financial Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by First Federal Financial is inappropriate.


                                   ARTICLE VI
                                COVENANTS OF CLFC

     6.1. Conduct of Business.

          6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of First Federal Financial (which consent will not be unreasonably withheld, conditioned or delayed, provided that First Federal Financial shall be deemed to have consented to any written request as to which it has not responded within ten
(10) business days of receiving the written request), CLFC will: operate its business, and it will cause each of the CLFC Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would
(i) adversely affect the ability of CLFC, or to CLFC's Knowledge, First Federal Financial to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

          6.1.2. Negative Covenants. CLFC agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, or consented to by First Federal Financial in writing (which consent shall not be unreasonably withheld, conditioned or delayed, provided that First Federal Financial shall be deemed to have consented to any written request as to which it has not responded within ten (10) business days of receiving the written request), CLFC and CLB will not, and will cause each of the CLFC Subsidiaries not to:

          (A) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law;

          (B) change the number of authorized or issued shares of its capital stock, issue any shares that are held as "treasury shares" as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock;

          (C) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

          (D) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

          (E) except as to bonus payments which have been accrued on the CLFC Financial Statements as of December 31, 2005, grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on CLFC DISCLOSURE
SCHEDULE 4.8.1 and 4.12.1; (ii) merit pay increases or bonuses consistent with past practice; and (iii) CLB may hire at-will employees to fill vacancies that may from time to time arise in the ordinary course of business;

          (F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

          (G) merge or consolidate CLFC or any CLFC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of CLFC or any CLFC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between CLFC, or any CLFC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any CLFC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

          (H) sell or otherwise dispose of the capital stock of CLFC or sell or otherwise dispose of any asset of CLFC or of any CLFC Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of CLFC or of any CLFC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

          (I) take any action which would result in any of the representations and warranties of CLFC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX not being satisfied, except in each case as may be required by applicable law or regulation or by any Bank Regulators;

          (J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating CLFC or CLB;

          (K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which CLFC or any CLFC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

          (L) purchase any equity securities, or purchase any security for its investment portfolio inconsistent with CLFC's or any CLFC Subsidiary's current investment policy, or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

          (M) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the CLFC DISCLOSURE
SCHEDULE 6.1.2(M), make any loans other than loans which are consistent with CLB's past practices and are made in the ordinary course of business, without providing First Federal with all relevant documents related thereto and giving First Federal a reasonable opportunity to review such loan and comment thereon;

          (N) enter into, renew, extend or modify any other transaction (other than deposit transactions) with any Affiliate outside of the ordinary course of business;

          (O) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

          (P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, and, except for the payment of salaries under any existing employment agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

          (Q) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or by a Bank Regulator;

          (R) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any CLFC Employee Plan;

          (S) make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;


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

          (T) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

          (U) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by CLFC or CLB of more than $50,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof; or

          (V) agree to do any of the foregoing.

     6.2. Current Information.

          6.2.1 During the period from the date of this Agreement to the Effective Time, CLFC and CLB will cause one or more of its representatives to confer with representatives of First Federal Financial and report the general status of its ongoing operations at such times as First Federal Financial may reasonably request, which shall include, but not be limited to, discussion of the possible termination by CLFC and CLB of third-party service provider
arrangements   effective  at  the  Effective  Time  or  at  a  date  thereafter, non-renewal of personal property leases and software licenses used by CLFC or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that CLFC shall not be obligated to take any such action prior to the Effective Time and, unless CLFC otherwise agrees, no conversion shall take place prior to the Effective Time. CLFC will promptly notify First Federal Financial of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving CLFC or any CLFC Subsidiary.

          6.2.2. CLB shall provide First Federal, within ten (10) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) and impaired loans). On a bi-weekly basis, CLFC shall provide First Federal with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

     6.3. Access to Properties and Records.

     Subject to Section 12.1, CLFC and CLB shall permit First Federal Financial reasonable access upon reasonable notice to its properties and those of the CLFC Subsidiaries and to those CLFC employees designated on CLFC DISCLOSURE SCHEDULE 6.3, and shall disclose and make available to First Federal Financial during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records,


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

minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which First Federal Financial may have a reasonable interest; provided, however, that CLFC shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. CLFC shall provide and shall request its auditors to provide First Federal Financial with such historical financial information regarding it (and related audit reports and consents) as First Federal Financial may reasonably request for securities disclosure purposes. First Federal Financial shall use commercially reasonable efforts to minimize any interference with CLFC's regular business operations during any such access to CLFC's property, books and records. CLFC and each CLFC Subsidiary shall permit First Federal Financial, at its expense, to cause a "Phase I environmental audit" and a "Phase II environmental audit" to be performed at any physical location owned or occupied by CLFC or any CLFC Subsidiary.

     6.4. Financial and Other Statements.

          6.4.1. Promptly upon receipt thereof, CLFC will furnish to First Federal Financial copies of each annual, interim or special audit of the books of CLFC and the CLFC Subsidiaries made by its independent accountants and copies of all internal control reports submitted to CLFC by such accountants in connection with each annual, interim or special audit of the books of CLFC and the CLFC Subsidiaries made by such accountants.

          6.4.2. As soon as reasonably available, but in no event later than the date such documents are filed with the appropriate Bank Regulator, CLFC will deliver to First Federal Financial the CLFC Regulatory Reports filed by it with the Bank Regulators. CLFC will furnish to First Federal Financial copies of all documents, statements and reports as it or any CLFC Subsidiary shall send to its shareholders, the Bank Regulators or any other regulatory authority, except as legally prohibited thereby. Within twenty-five (25) days after the end of each month, CLFC will deliver to First Federal Financial a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices.

          6.4.3. CLFC will advise First Federal Financial promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of CLFC or any of the CLFC Subsidiaries.

          6.4.4. With reasonable promptness, CLFC will furnish to First Federal Financial such additional financial data as First Federal Financial may reasonably request, including without limitation, detailed monthly financial statements and loan reports.


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

     6.5. Maintenance of Insurance.

     CLFC and CLB shall maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that currently maintained by CLFC and CLB.

     6.6. Disclosure Supplements.

     From time to time prior to the Effective Time, CLFC and CLB will promptly supplement or amend the CLFC DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such CLFC DISCLOSURE SCHEDULE or which is necessary to correct any information in such CLFC DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such CLFC DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

     6.7. Consents and Approvals of Third Parties.

     CLFC and CLB shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, First Federal, at its discretion, shall be permitted to require CLFC to utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained hereunder.

     6.8. All Reasonable Efforts.

     Subject to the terms and conditions herein provided, CLFC and CLB agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. A voting agreement in the form attached as Exhibit A to this Agreement shall be executed by each director and executive officer of CLFC and CLB as of the date of this Agreement.

     6.9. Failure to Fulfill Conditions.

     In the event that CLFC determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify First Federal Financial.

     6.10. No Solicitation.

     From and after the date hereof until the termination of this Agreement, neither CLFC, nor any CLFC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by CLFC or


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

any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and CLFC shall notify First Federal Financial orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of CLFC from furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written proposal to acquire CLFC pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that: (A) the Board of Directors of CLFC receives an opinion from its independent financial advisor (which may be the financial advisor in this transaction) that such proposal may be or could be superior to the Merger from a financial point-of-view to CLFC's shareholders,
(B) the Board of Directors of CLFC, after consultation with and after considering the advice of independent legal counsel, determines in good faith that the failure to furnish information to or enter into discussions with such person may cause the Board of Directors of CLFC to breach its fiduciary duties to shareholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); (C) CLFC promptly notifies First Federal Financial of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with CLFC or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers; and (D) the CLFC Shareholders Meeting has not occurred. For purposes of this Agreement,
"Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving CLFC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of CLFC, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of CLFC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     6.11. Reserves and Merger-Related Costs.

     Subject to compliance with GAAP, on or before the Effective Time, CLFC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of CLFC to those of First Federal Financial (as such practices and methods are to be applied to CLFC from and after the Closing Date)


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

and First Federal Financial's plans with respect to the conduct of the business of CLFC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by CLFC, provided, however, that CLFC shall not be required to take such action unless First Federal Financial agrees in writing that all conditions to Closing set forth in Article IX have been satisfied or waived (except for the expiration of any applicable waiting periods) and that it is not aware of any fact or circumstance that would prevent completion of the Merger; and provided further that CLFC shall not be required to take such action more than thirty (30) days prior to the Effective Time. Prior to the delivery by First Federal Financial of the writing referred to in the preceding sentence, CLFC shall provide First Federal Financial a written statement, certified without personal liability by the chief executive officer of CLFC and dated the date of such writing, that the representation made in Section 4.15.1 is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by CLFC or any CLFC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2.

     6.12. Board of Directors and Committee Meetings.

     CLFC and CLB shall permit one or more representatives of First Federal Financial to attend any meeting of the Board of Directors of CLFC and/or CLB or the Executive Committees thereof as an observer (the "Observer"), provided that neither CLFC nor CLB shall be required to permit the Observer to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of CLFC or CLB or during any other matter that the respective Board of Directors has been advised of by counsel that such attendance by the Observer may violate a confidentiality obligation or fiduciary duty.

     6.13. Prohibition on Solicitation of Employees.

     If this Agreement is terminated or if the Merger is not consummated for any reason, for a period of two (2) years from the date of termination, neither CLFC nor any CLFC Subsidiary, nor any of their respective officers or directors will, directly or indirectly, initiate, solicit or knowingly encourage any employee who is designated as a Vice President or higher, or who is designated a loan officer, of First Federal Financial or any First Federal Financial Subsidiary to leave his employment with First Federal to pursue employment at CLFC or any CLFC Subsidiary.

                                  ARTICLE VII
                      COVENANTS OF FIRST FEDERAL FINANCIAL

     7.1. Conduct of Business.

          7.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of CLFC, which consent will not be unreasonably withheld, conditioned or delayed, each of the Mutual Holding Company, First Clover Leaf Financial, First Federal Financial or First Federal will conduct its business in the ordinary course consistent with past practices and will not take any action that would: (i) adversely affect the


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

ability of any party to obtain the approvals from any Governmental Entity or the Bank Regulators required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V not being true and correct on the date of this Agreement or at any future date on or prior to the Effective Time.

          7.1.2. Negative Covenants. The Mutual Holding Company, First Federal Financial and First Federal agree that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, or consented to by CLFC in writing (which consent shall not be unreasonably withheld, conditioned or delayed, provided that CLFC shall be deemed to have consented to any written request as to which it has not responded within ten (10) business days of receiving the written request), the Mutual Holding Company, First Federal Financial and First Federal will not:

          (A) change or waive any provision of its Charter or Bylaws, except as required by law;

          (B) change the number of authorized or issued shares of its capital stock, issue any shares that are held as "treasury shares" as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or, except with respect to normal quarterly dividends paid by First Federal Financial on its common stock in the ordinary course of business, set aside or pay any dividend or other distribution in respect of capital stock.

     7.2. Current Information.

          7.2.1.  During  the period  from  the  date of this  Agreement  to the
Effective Time, First Federal Financial will cause one or more of its representatives to confer with representatives of CLFC and report the general status of its ongoing operations, including the progress of the Merger and Conversion and furnish copies of such documents to CLFC in connection therewith, at such times as CLFC may reasonably request. First Federal Financial will promptly notify CLFC, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving First Federal Financial and any First Federal Financial Subsidiary.

          7.2.2. CLB and First Federal shall meet on a regular basis to discuss and plan for the conversion of First Federal's data processing and related electronic informational systems to those used by CLB, which planning shall include, but not be limited to, discussion of the possible termination by First Federal of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by First Federal in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that First

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

Federal shall not be obligated to take any such action prior to the Effective Time and, unless First Federal otherwise agrees, no conversion shall take place prior to the Effective Time.

          7.2.3. First Federal Financial will advise CLFC promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of First Federal Financial any of the First Federal Financial Subsidiaries.

          7.2.4. With reasonable promptness, First Federal Financial will furnish to CLFC such additional financial data as CLFC may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

     7.3. Financial and Other Statements.

     As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, First Federal Financial will deliver to CLFC the Securities Documents filed by it with the SEC under the Securities Laws. First Federal Financial will furnish to CLFC copies of all documents, statements and reports as it or First Clover Leaf Financial file with the OTS or any other regulatory authority with respect to the Merger and the Conversion.

     7.4. Disclosure Supplements.

     From time to time prior to the Effective Time, the Mutual Holding Company, First Clover Leaf Financial, First Federal Financial and First Federal will promptly supplement or amend the FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE or which is necessary to correct any information in such FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such FIRST FEDERAL FINANCIAL
DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

     7.5. Consents and Approvals of Third Parties.

     The Mutual Holding Company, First Clover Leaf Financial, First Federal Financial and First Federal shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons, including the Members and shareholders of First Federal Financial necessary or desirable for the consummation of the transactions contemplated by this Agreement, including the Conversion.

     7.6. All Reasonable Efforts.

     Subject to the terms and conditions herein provided, the Mutual Holding Company, First Clover Leaf Financial, First Federal Financial and First Federal agree to use all commercially reasonable efforts to take, or cause to be taken,


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

all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Conversion.

     7.7. Failure to Fulfill Conditions.

     In the event that the Mutual Holding Company, First Clover Leaf Financial, First Federal Financial or First Federal determine that a condition to its obligation to complete the Merger or Conversion cannot be fulfilled and that it will not waive that condition, it will promptly notify CLFC.

     7.8. Employee Benefits.

          7.8.1. First Federal Financial will review all CLFC Compensation and Benefit Plans and may, in its sole discretion, terminate or continue such plans, provided, however, that any termination of a CLFC Compensation and Benefit Plan that is subject to Code Section 409A shall comply with the requirements of that Code section. All CLFC Employees who become participants in a First Federal Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of CLFC or a CLFC Subsidiary or any predecessor thereto prior to the Effective Time, except with respect to the First Federal ESOP. Continuing Employees (as defined below) shall be considered new employees for purposes of eligibility and vesting in the First Federal ESOP.

          7.8.2. Except as set forth in this Section 7.8, First Clover Leaf Financial and/or First Federal Financial shall assume and honor in accordance with their terms and in accordance with FIRST FEDERAL FINANCIAL DISCLOSURE
SCHEDULE 7.8.2, all employment, severance and other compensation agreements, plans and arrangements existing prior to the execution of this Agreement which are between CLFC or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in CLFC DISCLOSURE SCHEDULE
4.12.1. Except as expressly provided otherwise in this Agreement or in FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE 7.8.2, CLFC shall not accelerate the payment of any amounts or benefits that are or may become payable under this Agreement.

          7.8.3. As of the date hereof, First Federal Financial and First Federal shall enter into an employment agreement, which shall become effective as of the Effective Time (a form of which is set forth in FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE 7.8.3), with Dennis M. Terry, President and Chief Executive Officer of CLFC and CLB. The employment agreement shall provide that it supersedes any prior employment agreement and/or change in control agreement to which Mr. Terry is a party, which agreements shall terminate, effective as of the Effective Time. FIRST FEDERAL FINANCIAL DISCLOSURE SCHEDULE 7.8.3 sets forth a form of employment agreement to be entered into at the Effective Time between First Clover Leaf Financial, First Clover Leaf Bank and Lisa Fowler, and a form of employment agreement to be entered into at the Effective Time between First Clover Leaf Financial, First Clover Leaf Bank and Darlene McDonald.


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

          7.8.4. In the event of any termination or consolidation of any CLB health, disability or life insurance plan with any First Federal health, disability or life insurance plan, First Federal shall make available to employees of CLB who continue employment with First Federal ("Continuing Employees") and their dependents employer-provided health, disability or life insurance coverage on the same basis as it provides such coverage to First Federal employees. Unless a Continuing Employee affirmatively terminates coverage under a CLB health, disability or life insurance plan prior to the time that such Continuing Employee becomes eligible to participate in the First Federal health, disability or life insurance plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the CLB health, disability or life insurance plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health, disability or life insurance plans, programs and benefits common to all employees of First Federal and their dependents. A Continuing Employee's prior service with CLB or any CLFC Subsidiary shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements, and evidence of insurability requirements. Continuing Employees who become covered under a First Federal health plan shall be required to satisfy the deductible limitations of the First Federal health plan for the plan year in which coverage commences, without offset for deductibles satisfied under the CLB health plan, except to the extent, CLB and/or the Continuing Employee shall provide substantiation in a form satisfactory to First Federal, of the dollar amount of such deductibles that have been satisfied for such Continuing Employees. In the event of any termination of any CLB health plan, or consolidation of any CLB health plan with any health plan of First Federal and/or any First Clover Leaf Financial Subsidiary, the Health Insurance Portability Accountability Act of 1996 ("HIPAA") will govern any coverage limitations due to pre-existing conditions.

     7.9. Directors and Officers Indemnification and Insurance.

          7.9.1. First Clover Leaf Financial shall maintain, or shall cause First Federal to maintain, in effect for three years following the Effective Time, the current directors' and officers' liability insurance policies maintained by CLFC and the CLFC Subsidiaries (provided, that First Clover Leaf Financial may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall First Clover Leaf Financial be required to expend pursuant to this
Section 7.9.1 more than 150% of the annual cost currently expended by CLFC with respect to such insurance. In connection with the foregoing, CLFC agrees in order for First Clover Leaf Financial to fulfill its agreement to provide directors and officers liability insurance policies for three years to provide such insurer or substitute insurer with such representations as such insurer may request.

          7.9.2. In addition to Section 7.9.1, for a period of six years after the Effective Time, First Clover Leaf Financial and First Federal Financial shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of CLFC or a CLFC Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of First


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

Clover Leaf Financial, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of CLFC or a CLFC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law, and First Clover Leaf Financial's Articles of Incorporation and Bylaws. First Clover Leaf Financial shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or Federal law upon receipt of an undertaking to repay such advance payments if such Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify First Clover Leaf Financial (but the failure so to notify First Clover Leaf Financial shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices First Clover Leaf Financial) and shall deliver to First Clover Leaf Financial the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) First Clover Leaf Financial shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption First Clover Leaf Financial shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if First Clover Leaf Financial elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between First Clover Leaf Financial and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and First Clover Leaf Financial shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, First Clover Leaf Financial shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm,
(3) First Clover Leaf Financial shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) such Indemnified Party shall have been adjudicated in any proceeding not to have acted in good faith and in a manner such Indemnified Party reasonably believed to be in, or not opposed to, the best interests of CLFC or any CLFC Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner such Indemnified Party reasonably believed to be in, or not opposed to, the best interests of CLFC or any CLFC Subsidiary. The determination shall be made by a majority vote of a quorum consisting of the Directors of First Clover Leaf Financial who are not involved in such proceeding.


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

          7.9.3. In the event that either First Clover Leaf Financial or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of First Clover Leaf Financial shall assume the obligations set forth in this Section 7.9.

          7.9.4. The obligations of First Clover Leaf Financial provided under this Section 7.9 are intended to be enforceable against First Clover Leaf Financial directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of First Clover Leaf Financial.

     7.10. Stock Listing.

     First Clover Leaf Financial agrees to list on the Stock Exchange (or such other national securities exchange on which the shares of the First Clover Leaf Financial Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of First Clover Leaf Financial Common Stock to be issued in the Merger.

     7.11. Maintenance of Insurance.

     First Federal Financial shall maintain, and cause its Subsidiary to maintain, insurance in such amounts as is reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that currently maintained by First Federal Financial.

     7.12. Access to Properties and Records.

     Subject to Section 12.1, First Federal Financial shall permit CLFC and CLB reasonable access upon reasonable notice to its properties and those of the First Federal Financial Subsidiaries, and shall disclose and make available to CLFC during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which CLFC may have a reasonable interest; provided, however, that First Federal Financial shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. First Federal Financial shall provide and shall request its auditors to provide CLFC with such historical financial information regarding it (and related audit reports and consents) as CLFC may reasonably request for securities disclosure purposes. CLFC shall use commercially reasonable efforts to minimize any interference with First Federal Financial's regular business operations during any such access to First Federal Financial's property, books and records. First Federal Financial and each First


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Federal  Financial  Subsidiary  shall  permit CLFC,  at its expense,  to cause a
"Phase I environmental audit" and a "Phase II environmental audit" to be performed at any physical location owned or occupied by First Federal Financial or any First Federal Financial Subsidiary.

     7.13. Prohibition on Solicitation of Employees.

     If this Agreement is terminated or if the Merger is not consummated for any reason, for a period of two (2) years from the date of termination, neither First Federal Financial nor any First Federal Financial Subsidiary, nor any of their respective officers or directors will, directly or indirectly, initiate, solicit or knowingly encourage any employee who is designated as a Vice President or higher, or who is designated a loan officer, of CLFC or any CLFC Subsidiary to leave his employment with CLFC to pursue employment at First Federal Financial or any CLFC Subsidiary.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

     8.1. CLFC and First Federal Financial Shareholder Meetings.

          8.1.1. CLFC will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "CLFC Shareholders Meeting"), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in CLFC's reasonable judgment, necessary or desirable, (ii) subject to the next sentence, have its Board of Directors recommend approval of this Agreement to the CLFC shareholders. The Board of Directors of CLFC may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 6.10, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, may constitute a breach of the fiduciary duties of such directors under applicable law; and (iii) cooperate and consult with First Federal Financial and First Clover Leaf Financial with respect to each of the foregoing matters. The CLFC Shareholders Meeting shall not be held until the Conversion Registration Statement has been declared effective by the SEC.

          8.1.2. First Federal Financial will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "First Federal Financial Shareholders Meeting"), which shall not be held until the requisite approvals from the Bank Regulators have been obtained and the Conversion Registration Statement has been declared effective by the SEC, for the purpose of approving the transactions contemplated by this Agreement, and for such other purposes as may be, in First Federal Financial's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of First Federal Financial as advised by counsel, recommend to its shareholders the approval of the


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aforementioned  matters to be  submitted  by it to its  shareholders,  and (iii)
cooperate and consult with CLFC with respect to each of the foregoing matters.

     8.2. Proxy Statement-Prospectus.

          8.2.1. For the purposes (x) of registering First Clover Leaf Financial Common Stock to be offered to holders of CLFC Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) of holding the CLFC Shareholders Meeting and First Federal Financial Shareholders Meeting, First Clover Leaf Financial shall draft and prepare, and CLFC shall cooperate in the preparation of, the Merger Registration Statement, including a combined proxy statement and prospectus or statements satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by CLFC to the CLFC shareholders and by First Federal Financial to the First Federal Financial shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy
Statement-Prospectus"). First Clover Leaf Financial shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of First Clover Leaf Financial and CLFC shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of CLFC and First Clover Leaf Financial shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders. First Clover Leaf Financial shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and CLFC shall furnish all information concerning CLFC and the holders of CLFC Common Stock as may be reasonably requested in connection with any such action.

          8.2.2. CLFC shall provide First Clover Leaf Financial with any information concerning itself that First Federal Financial may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and First Federal Financial shall notify CLFC promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to CLFC promptly copies of all correspondence between First Clover Leaf Financial, First Federal Financial or any of their representatives and the SEC. The information to be provided by CLFC for inclusion in the Proxy Statement-Prospectus will not, at the time the Proxy Statement-Prospectus is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by CLFC for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects. First Clover Leaf Financial and First Federal Financial shall give CLFC and its counsel, which may be any independent third-party counsel selected by the board of directors of CLFC, the opportunity to review, comment on and approve the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give CLFC and its counsel the opportunity to review, comment on and approve all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of First Federal Financial, First Clover Leaf Financial and CLFC agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy


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

Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of CLFC Common Stock and First Federal Financial Common Stock entitled to vote at the CLFC Shareholders Meeting and First Federal Financial Shareholders Meeting, respectively, referred to in Section 8.1 at the earliest practicable time.

          8.2.3. CLFC and First Federal Financial shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, CLFC shall cooperate with First Federal Financial and First Clover Leaf Financial in the preparation of a supplement or amendment to such Proxy Statement-Prospectus which corrects such misstatement or omission, and First Clover Leaf Financial shall file an amended Merger Registration Statement with the SEC, and each of CLFC, First Federal Financial and First Clover Leaf Financial shall mail an amended Proxy Statement-Prospectus to CLFC's and First Federal Financial's shareholders, respectively.

     8.3. The Mutual Holding Company Conversion from Mutual to Stock Form.

     Commencing promptly after the date of this Agreement, the Mutual Holding Company, First Federal Financial, First Clover Leaf Financial and First Federal will take all reasonable steps necessary to effect the Conversion. In addition, without limiting the generality of the foregoing, the Mutual Holding Company and First Federal Financial shall cause the following to be done:

          8.3.1. The First Federal Financial Shareholders Meeting. First Federal Financial will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, and the requisite approvals from the Bank Regulators have been obtained, take all steps necessary to duly call, give notice of, convene and hold the First Federal Financial Shareholders Meeting for the purpose of approving the Conversion and/or the Plan of Conversion, and for
such other purposes as may be, in the reasonable judgment of First Federal Financial, necessary or desirable, and (ii) subject to the fiduciary responsibility of the Board of Directors of First Federal Financial as advised by counsel, recommend to its shareholders the approval of the aforementioned matters to be submitted by it to its shareholders.

          8.3.2. The Mutual Holding Company Special Meeting. The Mutual Holding Company will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, and the requisite approvals from the Bank Regulators have been obtained, take all steps necessary to duly call, give notice of, convene and hold a meeting of Members (the "Members Meeting") for the purpose of approving the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of the Mutual Holding Company, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of the Mutual Holding Company as advised by counsel, recommend to Members the approval of the aforementioned matters to be submitted by it to Members, and (iii) cooperate and consult with CLFC with respect to each of the foregoing matters.


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

          8.3.3. The Mutual Holding Company will use all reasonable efforts to prepare and file all required regulatory applications required in connection with the Conversion.

          8.3.4. First Federal Financial and First Clover Leaf Financial shall prepare as promptly as practicable, and CLFC shall cooperate in the preparation of, the Conversion Prospectus. Such Conversion Prospectus shall be incorporated into the Conversion Registration Statement. First Clover Leaf Financial shall file the Conversion Registration Statement with the SEC. First Clover Leaf Financial shall use its reasonable best efforts to have the Conversion Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

          8.3.5. CLFC shall provide First Federal Financial and First Clover Leaf Financial with any information concerning it that First Federal Financial or First Clover Leaf Financial may reasonably request in connection with the Conversion Prospectus, and First Federal Financial shall notify CLFC promptly of the receipt of any comments of the SEC, the OTS and any other Bank Regulator with respect to the Conversion Prospectus and of any requests by the SEC, the OTS or any other Bank Regulator for any amendment or supplement thereto or for additional information, and shall provide to CLFC promptly copies of all correspondence between First Clover Leaf Financial or any representative of First Clover Leaf Financial and the SEC, the OTS or any other Bank Regulator. First Clover Leaf Financial shall give CLFC and its counsel the opportunity to review and comment on the Conversion Prospectus prior to its being filed with the SEC, the OTS and any Bank Regulator and shall give CLFC and its counsel the opportunity to review and comment on all amendments and supplements to the Conversion Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, the OTS and any Bank Regulator. Each of First Federal Financial, First Clover Leaf Financial and CLFC agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC, the OTS and any Bank Regulator and to cause the Conversion Prospectus and all required amendments and supplements thereto to be mailed to Members at the earliest practicable time.

          8.3.6. CLFC shall promptly notify First Federal Financial if at any time it becomes aware that the Conversion Prospectus or the Conversion Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, CLFC shall cooperate with First Federal Financial and First Clover Leaf Financial in the preparation of a supplement or amendment to such Conversion Prospectus, which corrects such misstatement or omission, and First Clover Leaf Financial shall file an amended Conversion Registration Statement with the SEC. CLFC shall provide to First Clover Leaf Financial, First Federal Financial and the placement agent for the sale of First Clover Leaf Financial Common Stock in the Conversion Offering a "comfort" letter from the independent certified public accountants for CLFC, dated as of the date of the Conversion Prospectus and updated as of the date of consummation of the Conversion, with respect to certain financial information regarding CLFC, each in form and substance which is customary in transactions such as the Conversion, and shall cause its counsel to deliver to the placement agent for the Conversion such opinions as First Federal Financial and First Clover Leaf Financial may reasonably request.


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

          8.3.7. The aggregate price for which the shares of First Clover Leaf Financial Common Stock are sold to purchasers in the Conversion Offering shall be based on the Independent Valuation. The Independent Valuation shall be expressed as a range, the maximum and minimum of which shall vary 15% above and below the midpoint of such range, and the maximum of such range may be increased by an additional 15%.

          8.3.8. If any shares of First Clover Leaf Financial Common Stock that are offered for sale in the subscription offering that is conducted as part of the Conversion Offering remain unsold then, at First Federal Financial's discretion, such shares may be issued to CLFC shareholders as part of the Merger Consideration if necessary to complete the Conversion.

     8.4. Regulatory Approvals.

     Each of CLFC, CLB, the Mutual Holding Company, First Clover Leaf Financial, First Federal Financial and First Federal will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of the SEC, the OTS, and any other Bank Regulator and third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation the Merger and the Conversion. CLFC and First Federal Financial will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Conversion Prospectus, the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of CLFC, First Clover Leaf Financial or First Federal Financial to any governmental body in connection with the Conversion, the Merger, and the other transactions contemplated by this Agreement. CLFC shall have the right to review and approve in advance all characterizations of the information relating to CLFC and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, CLFC, First Federal Financial and First Clover Leaf Financial shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

     8.5. Affiliates.

     CLFC shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of CLFC to deliver to First Federal Financial, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the shareholders meeting called by CLFC to approve this Agreement, a written agreement, in the form of Exhibit B hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of First Clover Leaf Financial Common Stock to be received by such "affiliate," as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.


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                                   ARTICLE IX
                               CLOSING CONDITIONS

     9.1. Conditions to Each Party's Obligations under this Agreement.

     The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Pre-Closing Date of the following conditions, none of which may be waived:

          9.1.1. Shareholder and Member Approval.

          (A) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of CLFC and by the shareholders of First Federal Financial and First Federal.

          (B) The Conversion and the Plan of Conversion shall have been approved by the requisite vote of Members and shareholders of First Federal Financial.

          9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

          9.1.3. Regulatory Approvals. All necessary approvals, authorizations and consents of all Bank Regulators and Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions or in mutual-to-stock conversions, that would, in the good faith reasonable judgment of the Board of Directors of First Federal Financial, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise or otherwise materially impair the value of CLFC or CLB to First Federal Financial or First Clover Leaf Financial.

          9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of First Clover Leaf Financial Common Stock in the Merger is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

          9.1.5. Stock Exchange Listing. The shares of First Clover Leaf Financial Common Stock to be issued in the Merger shall have been authorized for listing on the Stock Exchange, subject to official notice of issuance.

          9.1.6. Tax Opinion. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Pre-Closing date, First Federal Financial, First Clover Leaf Financial and CLFC shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. reasonably


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

acceptable in form and substance to First Federal Financial, First Clover Leaf Financial and CLFC dated as of the Pre-Closing Date, substantially to the effect that, for Federal income tax purposes:

          (A) The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of
Section 368(a) of the Code;

          (B) None of the Conversion, the Exchange Offer, or the Bank Merger will adversely affect the Merger qualifying as a Reorganization within the meaning of Section 368(a) of the Code;

          (C) No gain or loss will be recognized by First Federal Financial, First Clover Leaf Financial, First Federal, CLFC or CLB by reason of the Merger;

          (D) The exchange of CLFC Common Stock to the extent exchanged for First Clover Leaf Financial Common Stock will not give rise to recognition of gain or loss for Federal income tax purposes to the shareholders of CLFC;

          (E) The basis of the First Clover Leaf Financial Common Stock to be received (including any fractional shares deemed received for tax purposes) by a CLFC shareholder will be the same as the basis of the CLFC Common Stock surrendered pursuant to the Merger in exchange therefor, increased by any gain recognized by such CLFC shareholder as a result of the Merger and decreased by any cash received by such CLFC shareholders in the Merger; and

          (F) The holding period of the shares of First Clover Leaf Financial Common Stock to be received by a shareholder of CLFC will include the period during which the shareholder held the shares of CLFC Common Stock surrendered in exchange therefor, provided the CLFC Common Stock surrendered is held as a capital asset at the Effective Time.

     Each of First Federal Financial, First Clover Leaf Financial and CLFC shall provide a letter setting forth the facts, assumptions and representations on which such counsel may rely in rendering its opinion.

          9.1.7. Conversion. First Clover Leaf Financial shall have received and accepted orders to purchase, including any shares to be issued as Merger Consideration, for at least the minimum number of shares of First Clover Leaf Financial Common Stock offered for sale in the Conversion Offering.

     9.2. Conditions to the Obligations of First Federal Financial under this Agreement.

          The obligations of First Federal Financial and First Clover Leaf Financial under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.7 at or prior to the Closing, any of which may be waived by First Federal Financial:

          9.2.1.   Representations   and   Warranties.   Except   as   otherwise
contemplated  by this  Agreement  or  consented  to in writing by First  Federal


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

Financial, each of the representations and warranties of CLFC and CLB set forth in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time; and CLFC shall have delivered to First Federal Financial a certificate of CLFC to such effect signed by the Chief Executive Officer and the Chief Financial Officer of CLFC as of the Effective Time.

          9.2.2. Agreements and Covenants. CLFC, CLB and each CLFC Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and First Federal Financial shall have received a certificate signed on behalf of CLFC by the Chief Executive Officer and Chief Financial Officer of CLFC to such effect dated as of the Effective Time.

          9.2.3. Permits, Authorizations, Etc. CLFC and the CLFC Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by CLFC, the failure to obtain which would have a Material Adverse Effect on First Federal Financial and any Subsidiary of First Federal Financial.

          9.2.4. Accountants' Letter. First Federal Financial shall have received a "comfort" letter from the independent certified public accountants for CLFC, dated (i) the effective date of the Merger Registration Statement and
(ii) the Pre-Closing Date, with respect to certain financial information regarding CLFC, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

          9.2.5. No Material Adverse Effect. Since December 31, 2004, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on CLFC.

          9.2.6. Dissenting Shares. As of immediately prior to the Effective Time, not more than 10% of the issued and outstanding shares of CLFC Common Stock shall have dissented to the Merger under the DGCL, and preserved, as of immediately prior to the Effective Time, the right to pursue their right of appraisal for the fair value of their shares of CLFC Common Stock under the DGCL.

          9.2.7. Opinion of CLFC's Counsel. First Clover Leaf Financial shall have received an opinion of Burroughs, Hepler, Broom, MacDonald, Hebrank & True, LLP, counsel to CLFC, dated the Closing Date, in form and substance reasonably satisfactory to First Clover Leaf Financial and its counsel to the effect set forth on Exhibit C attached hereto.

     CLFC will furnish First Federal Financial with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as First Federal Financial may reasonably request.


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

     9.3. Conditions to the Obligations of CLFC under this Agreement.

     The obligations of CLFC under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.6 at or prior to the Closing, any of which may be waived by CLFC:

          9.3.1. Representations and Warranties. Except as otherwise contemplated by this Agreement or consented to in writing by CLFC, each of the representations and warranties of First Federal Financial, First Clover Leaf Financial, First Federal and the Mutual Holding Company set forth in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time; and First Federal Financial shall have delivered to CLFC a certificate of First Federal Financial to such effect signed by the Chief Executive Officer and the Chief Financial Officer of First Federal Financial as of the Effective Time.

          9.3.2. Agreements and Covenants. As of the Pre-Closing Date, First Federal Financial, First Clover Leaf Financial, the Mutual Holding Company and First Federal shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and CLFC shall have received a certificate signed on behalf of First Federal Financial by the Chief Executive Officer and Chief Financial Officer of First Federal Financial to such effect dated as of the Effective Time.

          9.3.3. Permits, Authorizations, Etc. The Mutual Holding Company, First Clover Leaf Financial, First Federal Financial and First Federal shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by First Federal Financial and First Clover Leaf Financial, the failure to obtain which would have a Material Adverse Effect on First Federal Financial and its Subsidiaries, taken as a whole.

          9.3.4. Payment of Merger Consideration. First Clover Leaf Financial shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide CLFC with a certificate evidencing such delivery.

          9.3.5. No Material Adverse Effect. Since December 31, 2004, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on First Federal Financial.

          9.3.6. Opinion of First Clover Leaf Financial's Counsel. CLFC shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., counsel to First Clover Leaf Financial, dated the Closing Date, in form and substance reasonably satisfactory to CLFC and its counsel to the effect set forth on Exhibit D attached hereto.

     First Federal Financial and First Clover Leaf Financial will furnish CLFC with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as CLFC may reasonably request.


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

                                    ARTICLE X
                                   THE CLOSING

     10.1. Time and Place.

     Subject to the provisions of Articles IX and XI, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by First Federal Financial, in its sole discretion, upon five (5) days prior notice to CLFC, but in no event later than thirty days (30) after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which First Federal Financial and CLFC mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date (the "Pre-Closing Date").

     10.2. Deliveries at the Pre-Closing and the Closing.

     At the Pre-Closing there shall be delivered to First Federal Financial, First Clover Leaf Financial and CLFC the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under
Article IX. At or prior to the Closing, First Federal Financial or First Clover Leaf Financial shall deliver the Merger Consideration as set forth under Section 9.3.4.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

     11.1. Termination.

     This Agreement may be terminated at any time prior to the Pre-Closing Date, whether before or after approval of the Merger by the shareholders of CLFC:

          11.1.1. At any time by the mutual written agreement of First Federal Financial and CLFC;

          11.1.2. By either CLFC or First Federal Financial (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Pre-Closing Date or, provided that the breach is curable in nature, shall not have been cured within the first to occur of the Pre-Closing, or 30 days after written notice by First Federal Financial to CLFC (or by CLFC to First Federal Financial) of such breach;

          11.1.3. By either CLFC or First Federal Financial (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements


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

set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Pre-Closing Date or, provided that the failure is curable in nature, shall not have been cured within the first to occur of the Pre-Closing, or 30 days after written notice by First Federal Financial to CLFC (or by CLFC to First Federal Financial) of such failure;

          11.1.4. At the election of either First Federal Financial or CLFC, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by First Federal Financial and CLFC; provided, that no party may terminate this Agreement pursuant to this Section
11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

          11.1.5. By either CLFC or First Federal Financial if the shareholders of CLFC shall have voted at the CLFC shareholders meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

          11.1.6. By either CLFC or First Federal Financial if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or Conversion and such order, decree, ruling or other action shall have become final and nonappealable;

          11.1.7. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4;

          11.1.8. By the Board of Directors of First Federal Financial if CLFC has received a Superior Proposal, and in accordance with Section 6.10, the Board of Directors of CLFC has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws its recommendation of this Agreement, fails to make such recommendation, or modifies or qualifies its recommendation in a manner adverse to First Federal Financial; or

          11.1.9. By the Board of Directors of CLFC if CLFC has received a Superior Proposal, and in accordance with Section 6.10, the Board of Directors of CLFC has made a determination to accept such Superior Proposal; provided that CLFC shall not terminate this Agreement pursuant to this Section 11.1.9 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following First Federal Financial's receipt of written notice advising First Federal Financial that CLFC has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating


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

whether CLFC intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, CLFC shall provide a reasonable opportunity to First Federal Financial during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable CLFC to proceed with the Merger on such adjusted terms.

     It is the intention of the parties that following completion of the Pre-Closing, which completion will be acknowledged in writing by the parties at such time, neither party shall have the right to terminate this Agreement at any time thereafter. If, after the Pre-Closing Date, any party hereto shall attempt to terminate this Agreement or shall fail to take any action necessary to effect the consummation of the Merger (including, without limitation, First Federal Financial's obligation to satisfy the condition set forth in Section 9.3.4), the other party shall be entitled to injunctive relief to enforce this Agreement, and the first party hereby agrees not to contest any judicial proceeding seeking the granting of such an injunction.

     11.2. Effect of Termination.

          11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

          11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

          (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

          (C) As a condition of First Federal Financial's willingness, and in order to induce First Federal Financial to enter into this Agreement, and to reimburse First Federal Financial for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, CLFC and CLB hereby agree to pay First Federal Financial or First Clover Leaf Financial, and First Federal Financial or First Clover Leaf Financial shall be entitled to payment of a fee of $1,000,000 (the "Fee"), within three business days after written demand for payment is made by First Federal Financial or First Clover Leaf Financial, following the occurrence of any of the events set forth below:

               (i) CLFC terminates this Agreement pursuant to Section 11.1.9 or First Federal Financial or First Clover Leaf Financial terminates this Agreement pursuant to Section 11.1.8; or


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

               (ii) The entering into a definitive agreement by CLFC relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving CLFC within twelve (12) months after the occurrence of any of the following: (i) the termination of this Agreement by First Federal Financial pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by CLFC or any CLFC Subsidiary; or (ii) the failure of the shareholders of CLFC to approve this Agreement after the occurrence of an Acquisition Proposal.

          (D) If demand for payment of the Fee is made pursuant to Section 11.2.2(C) and payment is timely made, then neither First Federal Financial nor First Clover Leaf Financial will have any other rights or claims against CLFC or CLB, their Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of First Federal Financial and First Clover Leaf Financial against CLFC and CLB, their Subsidiaries and their respective officers and directors.

     11.3. Amendment, Extension and Waiver.

     Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of CLFC), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of CLFC and First Federal Financial, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to CLFC's shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1. Confidentiality.

     Except as specifically set forth herein, First Federal Financial and CLFC mutually agree to be bound by the terms of the reciprocal confidentiality agreement dated October 31, 2005, previously executed by the parties hereto (the "Confidentiality Agreement") that relate to the confidentiality of information. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that


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

may be relevant to the tax structure of the transaction beginning on the earliest of (i) the date of public announcement of discussions relating to the transaction, (ii) the date of public announcement of the transaction or (iii) the date of the execution of an agreement (with or without conditions) to enter into the transaction; provided, however, that neither party (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

     12.2. Public Announcements.

     CLFC and First Federal Financial shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, and except as may be otherwise required by law, neither CLFC nor First Federal Financial shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto.

     12.3. Survival.

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, other than those covenants set forth in Sections 2.5, 7.8, 7.9 and 12.1, which shall survive or be performed after the Effective Time.

     12.4. Notices.

     All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

          If to CLFC or CLB, to:       Dennis M. Terry
                                       President and Chief Executive Officer
                                       Clover Leaf Financial Corp.
                                       6814 Goshen Road
                                       Edwardsville, Illinois 62025
                                       Fax: (618) 656-8853

          With copies to:              Gary E. True, Esq.
                                       Burroughs Hepler Broom MacDonald Hebrank
                                       & True, LLP
                                       1010 Market Street
                                       Suite 500
                                       St. Louis, Missouri 63101
                                       Fax: (314) 241-6116

                                       Joseph T. Porter, Esq.
                                       Polsinelli Shalton Welte Suelthaus PC
                                       100 South Fourth Street, Suite 1100
                                       St. Louis, Missouri 63102
                                       Fax: (314) 231-1776

          If to First Federal          Larry W. Mosby
          Financial, First Clover      President and Chief Executive Officer
          Leaf Financial or First      First Federal Financial Services, Inc.
          Federal, to:                 300 St. Louis Street
                                       Edwardsville, Illinois 62025
                                       Fax: (618) 656-0371

          With copies to:              Eric Luse, Esq.
                                       Robert B. Pomerenk, Esq.
                                       Luse Gorman Pomerenk & Schick, P.C.
                                       5335 Wisconsin Avenue, N.W., Suite 400
                                       Washington, D.C. 20015
                                       Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

     12.5. Parties in Interest.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Section 7.9) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     12.6. Complete Agreement.

     This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 12.1) between the parties, both written and oral, with respect to its subject matter. None of the parties to this Agreement has entered into this Agreement in reliance on any representation by any other party or any other person, except as expressly set forth in this Agreement.

     12.7. Counterparts.

     This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     12.8. Severability.

     In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

     12.9. Governing Law.

     This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

     12.10. Interpretation.

     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement.
References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

     12.11. Specific Performance.

     The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the Mutual Holding Company, First Federal Financial, First Clover Leaf Financial, First Federal, CLFC and CLB have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                  First Federal Financial Services, MHC


                                  By: /s/ Joseph Helms
                                     ------------------------------------------
                                     Name:  Joseph Helms
                                     Title: Chairman of the Board of Directors

                                  First Federal Financial Services, Inc.


                                  By: /s/ Joseph Helms
                                     -----------------------------------------
                                     Name:  Joseph Helms
                                     Title: Chairman of the Board of Directors

                                  First Clover Leaf Financial Corp.
                                  (in formation)


                                  By: /s/ Joseph Helms
                                     -----------------------------------------
                                     Name:  Joseph Helms
                                     Title: Chairman of the Board of Directors

                                  First Federal Savings & Loan Association of
                                  Edwardsville


                                  By: /s/ Joseph Helms
                                     ------------------------------------------
                                     Name: Joseph Helms
                                     Title: Chairman of the Board of Directors

                                  Clover Leaf Financial Corp.


                                  By: /s/ Dennis M. Terry
                                     ------------------------------------------
                                     Name:  Dennis M. Terry
                                     Title: President and Chief Executive
                                            Officer

                                  Clover Leaf Bank


                                  By: /s/ Dennis M. Terry
                                     ------------------------------------------
                                     Name:  Dennis M. Terry
                                     Title: President and Chief Executive
                                            Officer

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT


---------------------

First Federal Financial Services, Inc.
300 St. Louis Street
Edwardsville, Illinois 62025

Ladies and Gentlemen:

     The undersigned is a director of Clover Leaf Financial Corp. ("CLFC") and is the beneficial holder of shares of common stock of CLFC ("CLFC Common Stock").

     CLFC and First Federal Financial Services, Inc. ("First Federal Financial") are considering the execution of an Agreement and Plan of Reorganization ("Agreement") contemplating the merger of CLFC with and into First Federal Financial or a successor thereto (collectively referred to as First Federal Financial), with First Federal Financial as the surviving corporation of the merger (the "Merger"), such execution being subject in the case of First Federal Financial to the execution and delivery of this letter agreement ("letter agreement"). In consideration of the substantial expenses that First Federal Financial will incur in connection with the transactions contemplated by the Agreement and in order to induce First Federal Financial to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of CLFC and not in his capacity as a director of CLFC, as follows:

     1. The undersigned, while this letter agreement is in effect, shall vote in favor of the Agreement or cause to be voted in favor of the Agreement all of the shares of CLFC Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, at the meeting of CLFC's shareholders to be called and held following the date hereof, to consider the Agreement and the Merger.

     2. The undersigned, while this letter agreement is in effect, agrees not to sell, transfer or otherwise dispose of any shares of common stock of CLFC on or prior to the date of the meeting of CLFC shareholders to vote on the Merger Agreement, unless the purchaser or transferee agrees to be bound by the terms of this letter agreement.

     3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, First Federal Financial shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

     4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of CLFC and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of CLFC.

     5. This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                  Very truly yours,

                                  Signature


                                  ------------------------------
                                  Name (please print)

Accepted and agreed to as of the date first above written:

FIRST FEDERAL FINANCIAL SERVICES, INC.


By:
   -----------------------------------------
Title:
      --------------------------------------

                                    EXHIBIT B

                              AFFILIATES AGREEMENT


--------------

First Federal Financial Services, Inc.
300 St. Louis Street
Edwardsville, Illinois 62025

Gentlemen:

     I have been advised that I might be considered to be an "affiliate" of Clover Leaf Financial Corp., a Delaware corporation ("CLFC"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     First Federal Financial Services, Inc. ("First Federal Financial") and CLFC have entered into an Agreement and Plan of Reorganization, dated as of January __, 2006 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of First Clover Leaf Financial or any successor thereto ("First Clover Leaf Financial Common Stock") in exchange for my shares of common stock, par value $0.10 per share, of CLFC ("CLFC Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement."

     I represent and warrant to, and agree with, First Federal Financial as follows:

     1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of the First Clover Leaf Financial Common Stock, to the extent I felt necessary, with my counsel or counsel for CLFC.

     2. I have been advised that any issuance of shares of the First Clover Leaf Financial Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of CLFC at the time the Merger will be submitted for a vote of the shareholders of CLFC and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d)(2) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to First Federal Financial, I am advised that some other exemption from registration is available with respect to any such proposed disposition of such shares.

     3. I understand and agree that stop transfer instructions will be given to the transfer agent of First Federal Financial with respect to the shares of First Federal Financial Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefore, a legend stating in substance:

     The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and First Clover Leaf Financial, a copy of which agreement is on file at the principal offices of First Clover Leaf Financial. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by First Clover Leaf Financial of a written request.

     4. Unless a transfer of my shares of the First Clover Leaf Financial Common Stock is a sale made in conformity with the provisions of Rule 145(d), made following expiration of the restrictive period set forth in Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, First Clover Leaf Financial reserves the right to put an appropriate legend on the certificate issued to my transferee.

     It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to First Clover Leaf Financial of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to First Clover Leaf Financial, or other evidence reasonably satisfactory to First Federal Financial, to the effect that a transfer of my shares of the First Clover Leaf Financial Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 3 above shall be removed forthwith from the certificate or certificates representing my shares of the First Clover Leaf Financial Common Stock upon expiration of the restrictive period set forth in Rule 145(d)(2), so long as First Clover Leaf Financial is then in compliance with SEC Rule 144(c), or if First Clover Leaf Financial shall have received a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to First Clover Leaf Financial, or other evidence satisfactory to First Clover Leaf Financial that a transfer of my shares of the First Clover Leaf Financial Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Securities Act.

     5. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

     6. I further recognize that in the event I become a director or officer of First Clover Leaf Financial upon consummation of the Merger, any sale of First Clover Leaf Financial stock by me may be subject to further restrictions on transferability and additional liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     7. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of CLFC as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

                                    * * * * *

     This Letter Agreement shall be binding on my heirs, legal representative and successors.

                                  Very truly yours,

                                  Signature


                                  --------------------------------------
                                  Name (Please Print)

Accepted as of the date first above written

FIRST FEDERAL FINANCIAL SERVICES, INC.


By:
   --------------------------------------------------
    Name:
    Title:

                                    EXHIBIT C

   MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO FIRST CLOVER
           LEAF FINANCIAL PURSUANT TO SECTION 9.2.7 OF THE AGREEMENT

     (a) Each of CLFC, CLB and each CLFC Subsidiary is incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such entity has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. CLFC is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder.

     (b) CLFC and CLB each has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CLFC and CLB, and of the engagement agreement referenced in Section 4.13, and the completion by CLFC and CLB of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of CLFC and CLB, respectively, and no other corporate proceedings on the part of CLFC or CLB are necessary to complete the transactions contemplated hereby. This Agreement, and the engagement agreement referenced in Section 4.13, have been duly and validly executed and delivered by CLFC and CLB, and the Bank Merger has been duly and validly approved by the Board of Directors of CLB, and by CLFC in its capacity as sole shareholder of CLB, and constitutes the valid and binding obligations of CLFC and CLB, enforceable against CLFC and CLB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to CLB, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

     (c) The execution and delivery of this Agreement by CLFC and CLB, and of the engagement agreement referenced in Section 4.13, and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of CLFC or any CLFC Subsidiary or the articles of incorporation and bylaws of CLB.

     (d) The Agreement, including consummation of the transactions contemplated thereby, has been approved by the requisite vote of stockholders of CLFC.

     The  opinion  of  such   counsel  may  include  such   qualifications   and
explanations of the basis thereof as may be reasonably acceptable to First Clover Leaf Financial

                                    EXHIBIT D

       MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE DELIVERED TO CLFC
                   PURSUANT TO SECTION 9.3.6 OF THE AGREEMENT

     (a) First Federal Financial is a corporation duly organized, validly existing and in good standing under federal law, and is duly registered as a savings and loan holding company under the HOLA. First Clover Leaf Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     (b) Each of Mutual Holding Company and First Federal Financial has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Mutual Holding Company or First Federal Financial.

     (c) First Federal is a savings association organized, validly existing and in good standing under federal law. The deposits of First Federal are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

     (d) Each of First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by First Clover Leaf Financial, Mutual Holding Company, First Federal Financial and First Federal and the completion by First Clover Leaf Financial, Mutual Holding Company, First Federal Financial and First Federal of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal, respectively, and, no other corporate proceedings on the part of First Clover Leaf Financial, Mutual Holding Company, First Federal Financial or First Federal are necessary to complete the transactions contemplated hereby, up to and including the Merger. The Agreement has been duly and validly executed and delivered by First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal, and the Bank Merger has been duly and validly approved by the Board of Directors of First Federal, and by First Clover Leaf Financial and First Federal Financial in their capacity as sole shareholder of First Federal, and constitutes the valid and binding obligations of First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal, enforceable against First Clover Leaf Financial, the Mutual Holding Company, First Federal Financial and First Federal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to First Federal, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

     (e) The execution and delivery of the Agreement by First Clover Leaf Financial, Mutual Holding Company, First Federal Financial and First Federal will not conflict with or result in a breach of any provision of the articles of incorporation or charter or bylaws of First Clover Leaf Financial, Mutual
Holding Company, First Federal Financial or any First Federal Financial Subsidiary or the charter and bylaws of First Federal.

     (f) The shares of First Clover Leaf Financial Common Stock to be issued to former shareholders of CLFC have been duly and validly authorized for issuance, and when issued and delivered by First Clover Leaf Financial will be fully paid and nonassessable.


     The  opinion  of  such   counsel  may  include  such   qualifications   and
explanations of the basis thereof as may be reasonably acceptable to CLFC.


                                      D-2